UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Accelerate Diagnostics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the boxes that apply):

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☑	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ACCELERATE DIAGNOSTICS, INC.
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
(520) 365-3100

Notice of 2022 Annual Meeting of Shareholders

Dear Accelerate Diagnostics Shareholders:

You are invited to attend Accelerate Diagnostics, Inc. 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

Date:        May 12, 2022 (Thursday)

Time:        10:30 a.m., Mountain Standard Time

Virtual

Location:    You can attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/AXDX2022. See page 1 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Items of     At the Annual Meeting, shareholders will be asked to vote:
Business:

1.to elect the following 11 persons to serve as directors of the Company until the 2023 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: John Patience, Jack Phillips, Mark C. Miller, Jack Schuler, Matthew W. Strobeck, Ph.D., Frank J.M. ten Brink, Charles Watts, M.D., Thomas D. Brown, Louise L. Francesconi, Hany Massarany, and Wayne Burris;

2.to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock by 100,000,000 shares, to a total of 200,000,000 shares;

3.to approve the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan;

4.to approve, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”);

5.to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and

6.to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Record
Date:    You are entitled to notice of the Annual Meeting, and can participate and vote at the Annual Meeting if you were a shareholder of record as of the close of business on March 16, 2022.

Voting:    Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly. For instructions on how to vote your shares, please refer to the instructions included with this proxy statement or on your proxy card or voting instruction form.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 12, 2022:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxyvote.com.

ACCELERATE DIAGNOSTICS, INC.
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
(520) 365-3100

PROXY STATEMENT
Dated April 7, 2022

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2022

GENERAL

This proxy statement (“Proxy Statement”) is being furnished to the shareholders (the “Shareholders”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the Shareholders for use at the 2022 Annual Meeting of Shareholders to be held at 10:30 a.m., Mountain Standard Time, on Thursday, May 12, 2022, and any continuations, postponements or adjournments thereof (the “Annual Meeting”). Because of the unprecedented COVID-19 pandemic, the Annual Meeting will be held virtually. To participate in the virtual meeting, click on www.virtualshareholdermeeting.com/AXDX2022. This Proxy Statement and the accompanying Notice and proxy card are first being mailed to Shareholders on or about April 7, 2022.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 10:30 a.m., Mountain Standard Time, on Thursday, May 12, 2022. Because of the ongoing COVID-19 pandemic, the Annual Meeting will be held virtually. To participate in the virtual meeting, click on www.virtualshareholdermeeting.com/AXDX2022.

Why did I receive these materials?

Our Board has provided these proxy materials to you, in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Shareholder, you are invited to attend the Annual Meeting virtually and vote per the virtual meeting instructions or you may vote by proxy on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include:
•this Proxy Statement;
•the proxy card or voting instruction form; and
•our Annual Report on Form 10-K for the year ended December 31, 2021 (the "Annual Report").

What is being considered at the Annual Meeting?

At the Annual Meeting, our Shareholders will be acting on the following proposals:

1.to elect the following 11 persons to serve as directors of the Company until the 2022 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: John Patience, Jack Phillips, Mark C. Miller, Jack Schuler, Matthew W. Strobeck, Ph.D., Frank J.M. ten Brink, Charles Watts, M.D., Thomas D. Brown, Louise L. Francesconi, Hany Massarany, and Wayne Burris;

2.to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock, par value $0.001 per share (“Common Stock”) by 100,000,000 shares, to a total of 200,000,000 shares;

3.to approve the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”);

4.to approve, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”);

5.to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and

6.to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the Annual Meeting?

You may vote at the Annual Meeting if you owned shares of Common Stock as of the close of business on the record date, which was March 16, 2022 (the "Record Date"). You are entitled to one vote for each share of Common Stock that you held as of the record date.

How many shares are eligible to be voted at the Annual Meeting?

There were 69,661,265 shares of Common Stock issued and outstanding as of the Record Date, each of which entitles the holder thereof to one vote at the Annual Meeting.

How do I vote?

You can vote in the following ways:
•by attending the virtual Annual Meeting and voting per the virtual meeting instructions;
•over the Internet or by telephone using the instructions on the enclosed proxy card;
•by completing, signing, dating and returning the enclosed proxy card (applicable only to Shareholders of record); or
•by following the instructions on the voting instruction form (applicable only to beneficial holders of shares of Common Stock held in “street name”).

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted in accordance with the Board’s recommendations, which are as follows:
•FOR the election of the 11 director nominees (Proposal 1);
•FOR the approval of the proposed amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of Common Stock (Proposal 2);
•FOR the approval of the 2022 Incentive Plan (Proposal 3);
•FOR the say-on-pay resolution approving, on an advisory basis, the compensation of our named executive officers (Proposal 4); and
•FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 5).

How do I vote if I hold shares registered in “street name”?

If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the Shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You will receive a voting instruction form from your broker or other agent asking you how your shares should be voted. Please complete the form and return it as provided in the instructions.

You are also invited to attend the virtual Annual Meeting. However, since you are not the Shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. If you want to attend the virtual Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your voting instruction card with your control number provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the virtual Annual Meeting, we urge you to provide voting instructions to your broker or other agent in advance of the Annual Meeting to ensure your vote is counted. Your broker or other agent will furnish you with additional information regarding the submission of such voting instructions.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the Annual Meeting and vote in accordance with the virtual meeting instructions.

If, however, you hold your shares in street name, your shares may be voted under certain circumstances. Brokers and other agents generally have the authority to vote customers’ un-voted shares on certain “routine” matters. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 5) is the only proposal at the Annual Meeting that we believe is routine. Accordingly, brokers and other agents that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion. A “broker non-vote” occurs when the broker or other agent is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

Can I change my mind after I return my proxy?

Yes. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a Shareholder of record, you can do this by giving written notice to the corporate secretary, by submitting another proxy with a later date, or by attending the Annual Meeting and voting in accordance with the virtual meeting instructions. If you hold your shares in street name, you should consult with your broker or other agent regarding the procedures for changing your voting instructions.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in accordance with the virtual meeting instructions or if you properly return a proxy by mail or the other methods described in these materials. In order for us to conduct business at the Annual Meeting, one third (1/3) of the shares of Common Stock entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. In order to ensure that there is a quorum, it may be necessary for certain directors, officers, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

If a quorum is not present, then either the Chairman of the Annual Meeting or the Shareholders may adjourn the meeting until a later time. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

What vote is required to approve each item of business to be considered at the Annual Meeting?

The following table describes the voting requirement for each proposal (assuming a quorum is present):

Proposal 1: Election of Directors	Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The 11 persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.
Proposal 2: Amendment of Certificate of Incorporation	Pursuant to applicable Delaware law, approval of the amendment of our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.
Proposal 3: Approval of the 2022 Incentive Plan	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
Proposal 4: Say-on-pay resolution approving, on an advisory basis, the compensation of our named executive officers	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
Proposal 5: Ratification of Independent Registered Public Accounting Firm	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holder(s) to vote on those matters at their discretion.

Can I dissent or exercise rights of appraisal?

Under Delaware law, shareholders are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees. These persons will receive no extra compensation for their services.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the current directors, director nominees and executive officers of our Company:

Name	Age as of Annual Meeting	Position
Thomas D. Brown	74	Director
Wayne C. Burris	67	Director
Louise L. Francesconi	69	Director
Hany Massarany	60	Director
Mark C. Miller	66	Director
John Patience	74	Chairman of the Board of Directors
Jack Phillips	56	President, Chief Executive Officer and Director
Jack Schuler	81	Director
Matthew W. Strobeck, Ph.D.	49	Director
Frank J.M. ten Brink	65	Director
Charles Watts, M.D.	79	Director
Steve Reichling	43	Chief Financial Officer
Ron Price	58	Chief Commercial Officer, Americas

Thomas D. Brown has served as a Director of the Company since March 14, 2017. Mr. Brown has more than 30 years’ experience in the clinical diagnostics industry. Beginning his career with the Abbott Laboratories Diagnostics Division (ADD) in 1974, Mr. Brown held numerous sales, marketing and general management positions of increasing responsibility. He served in various positions there including Divisional Vice President of Sales within the United States and Divisional Vice President and General Manager of the Western Hemisphere, and by 1993 he was Corporate Vice President of Worldwide Diagnostic Commercial Operations. He was named Senior Vice President before becoming President of the Diagnostic Division, the role he served until his retirement in 2002. Mr. Brown has previously served on the boards of Cepheid, Inc., Ventana Medical Systems, Inc., Quidel Corporation (NASDAQ: QDEL), and Stericycle, Inc. (NASDAQ: SRCL). He received a Bachelor of Arts degree from the State University of New York at Buffalo.

We believe that Mr. Brown is qualified to serve on our board of directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

Wayne C. Burris has served as a Director of the Company since February 2, 2022. Mr. Burris served as the Senior Vice President and Chief Financial Officer (CFO) at Roche Diagnostics Corporation from 1996 through his retirement in July 2019. He was a member of the Global Roche Diagnostics Finance Executive Committee where he was recognized as one of their top senior leaders. Before joining Roche Diagnostics, Mr. Burris was a senior manager for Price Waterhouse LLP. Mr. Burris currently serves as a director of Orthofix Medical Inc. (NASDAQ: OFIX). Mr. Burris is a Certified Public Accountant and has a Bachelor of Science in Accounting and Finance from Butler University.

We believe that Mr. Burris is qualified to serve on our board of directors because of his experience in leadership and management roles in the healthcare industry as well as his experience holding finance-related roles of increasing responsibility.

Louise L. Francesconi has served as a Director of the Company since December 2, 2019. Before retiring, Ms. Francesconi served as President of Raytheon Missile Systems, a defense electronics corporation, from 1997 to 2008. During her tenure at Raytheon, Ms. Francesconi was named three times by Fortune Magazine to its 50 Most Powerful Women in Business list. Ms. Francesconi currently serves as a director of US Energy Corporation (NASDAQ: USEG) and as Chairman of the Board of Trustees for Tucson Medical Center, a regional hospital. Ms.

Francesconi has previously served as a director of Stryker Corporation, a medical technology company. Ms. Francesconi received a B.S. degree in Economics from Scripps College and an M.B.A. from the University of California, Los Angeles.

We believe that Ms. Francesconi is qualified to serve on our board of directors because of her experience in leadership and management roles, and experience as a board member in a variety of industries, including as a director in the healthcare industry.

Hany Massarany has served as a Director of the Company since May 20, 2020. Mr. Massarany was President and Chief Executive Officer of GenMark Diagnostics, Inc. (NASDAQ: GNMK), a provider of multiplex molecular diagnostic solutions, from April 2011 to March 2020. From February 2009 to April 2011, Mr. Massarany served as President at Ventana and Head of Roche Tissue Diagnostics, a division of F. Hoffman-La Roche Ltd. focused on manufacturing instruments and reagents that automate tissue processing and slide staining diagnostics for cancer. From 1999 to 2009, Mr. Massarany held various global leadership positions with Ventana, including Chief Operating Officer, Executive Vice President, Worldwide Operations, Senior Vice President, Corporate Strategy and Development, and Vice President, North American Commercial Operations. Mr. Massarany also held executive management positions with Bayer Diagnostics and Chiron Diagnostics, working in both the Asia Pacific region and the United States. Mr. Massarany served on the board of directors of GenMark Diagnostics, Inc. from May 2011 to February 2020. Mr. Massarany currently serves as a director of Biodesix, Inc. (NASDAQ: BDSX), a medical diagnostics company. Mr. Massarany earned a B.S. in Microbiology and Immunology from Monash University in Australia and an M.B.A. from Melbourne University.

We believe that Mr. Massarany is qualified to serve on our board of directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

Mark C. Miller has served as a Director of the Company since November 5, 2013. Before retiring, Mr. Miller served as Chief Executive Officer of Stericycle (NASDAQ: SRCL) from 1992 to 2012. Prior to joining Stericycle, Mr. Miller served as Vice President for the Pacific, Asia and Africa in the international division of Abbott Laboratories, a diversified health care company, which he joined in 1976 and where he held a number of management and marketing positions. Mr. Miller formerly served as a director of Stericycle and Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

We believe that Mr. Miller is qualified to serve on our board of directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

John Patience has served as a Director of the Company and board chairman since June 26, 2012. Mr. Patience also serves as a director and chairman of the board of Biodesix, Inc. (NASDAQ: BDSX), another medical diagnostics company. Mr. Patience is a founding partner of Crabtree Partners, a private equity investment firm. Mr. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience served as a director of Stericycle, Inc. (NASDAQ: SRCL) since its founding in 1989 until June of 2018. Mr. Patience was previously a partner of a venture capital investment firm that provided both Ventana and Stericycle with early stage funding. Mr. Patience also was previously a partner in the consulting firm of McKinsey & Co., Inc., specializing in health care. Mr. Patience holds a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

We believe that Mr. Patience is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member and investor in companies in the healthcare industry.

Jack Phillips has served as a Director of the Company and as the Company’s President and Chief Executive Officer since February 1, 2020. From August 2019 to January 2020, Mr. Phillips served as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Phillips served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, from January 2010 through August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics

Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips holds a B.S. in marketing from Northern Kentucky University.

We believe that Mr. Phillips is qualified to serve on our board of directors because of his experience in leadership and management roles at our Company, as well as his experience as a senior executive in the healthcare and medical device industries.

Jack Schuler has served as a Director of the company since June 26, 2012. Mr. Schuler is a founding partner of Crabtree Partners, a private investment firm. Mr. Schuler served as a Director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, including President and Chief Operating Officer. Mr. Schuler previously served on the boards of Abbott Laboratories, Medtronic (Lead Director) and Stericycle (Chairman), and Quidel Corp. He is currently a director of Biodesix, Inc. (NASDAQ: BDSX). Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

We believe that Mr. Schuler is qualified to serve on our board of directors because of his experience in leadership and management roles in the healthcare industry, as well as his experience as a board member in the healthcare and medical device industries.

Matthew W. Strobeck, Ph.D. has served as a Director of the Company since July 7, 2012. Dr. Strobeck is currently the Managing Partner of Birchview Capital. Dr. Strobeck was a Partner and Member of the Management Committee and Advisory Board of Westfield Capital Management from 2008 until 2011, having served as a member of the investment team, specializing in healthcare and life sciences, from May 2003 to June 2008. Dr. Strobeck currently serves on the boards of Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, Biodesix (NASDAQ: BDSX), a medical diagnostic company, and Monteris Medical, a medical device company. Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from the Harvard University/MIT Health Sciences Technology Program, and a S.M. from the MIT Sloan School of Management.

We believe that Mr. Strobeck is qualified to serve on our board of directors because of his experience in leadership and management roles at medical technology companies, as well as his experience as a board member and investor in the medical technology industry.

Frank J.M. ten Brink has served as a Director of the Company since March 6, 2013. Mr. ten Brink served as an executive consultant to Stericycle, Inc. (NASDAQ: SRCL) until February 2021. Until October 2017 he was Senior Vice President of Mergers and Acquisitions at Stericycle where he also served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer from June 1997 to August 2014. He has over 16 years of finance experience in high growth environments, mergers and acquisitions. Prior to joining Stericycle, he was Senior Vice President and Chief Financial Officer with Telular Corporation. Between 1991 and 1995, he was Vice President and Chief Financial Officer of Hexacomb Corporation. Mr. ten Brink studied International Business at the Netherlands School of Business and received an M.B.A. degree in Finance from the University of Oregon.

We believe that Mr. ten Brink is qualified to serve on our board of directors because of his experience in leadership and management roles in a variety of industries, as well as his experience holding finance-related roles of increasing responsibility.

Charles Watts, M.D. has served as a Director of the Company since November 14, 2017. Until his retirement, Dr. Watts served as Chief Medical Officer at Northwestern Memorial Hospital (NMH) and Associate Dean for Clinical Affairs at the Feinberg School of Medicine, Northwestern University from 2001 to 2011. Prior to his tenure at Northwestern, Dr. Watts served as Chief of Clinical Affairs and Associate Dean at the University of Michigan Medical Center. He has also served as Executive in Residence for the Health Management Academy, as an active faculty member of a nationally based Physician Leadership Program. Dr. Watts has served as a Director of Providence Health and Services (Seattle, Washington) from 2012 to 2016 where he chaired the Quality and Patient Safety Improvement Committee, and recently served as a Trustee of Swedish Health Services, Inc. until

June 2021. He currently serves as a Trustee on the Institute for Systems Biology Board (Seattle, Washington). He received his undergraduate and medical degrees from the University of Michigan.

We believe that Mr. Watts is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member in the healthcare industry.

Steve Reichling has served as the Company’s Chief Financial Officer since September 10, 2012. Prior to joining the Company, Mr. Reichling served as general manager of Spring Bioscience Corp., a subsidiary of Roche Tissue Diagnostics. From January 2003 to December 2009, Mr. Reichling held various finance, accounting and operations leadership roles at Roche Tissue Diagnostics and Ventana Medical Systems, Inc., including director of finance and operations, manager of business development finance, and head of Internal Audit and Sarbanes Oxley Compliance. From 2002 to 2003, Mr. Reichling was an auditor at Ernst & Young LLP. Mr. Reichling received his B.S. in accounting and entrepreneurship from the University of Arizona.

Ron Price has served as the Company's Chief Commercial Officer, Americas, since March 2020, and was previously Head of Commercial Operations, Americas since April 2015. Mr. Price has over 20 years of commercial operations experience and a proven track record of leading sales and marketing teams to achieve double-digit revenue growth and strong bottom-line performance. Prior to joining the Company, Mr. Price served as Vice President, Commercial Operations for Roche Point of Care managing all commercial responsibilities across three separate product lifecycles. In addition, Mr. Price held a number of sales, marketing, and leadership roles with Ventana Medical Systems from 2001 to 2012 following 5 years at Bayer Healthcare Diagnostics. Mr. Price holds a B.S. in Clinical Laboratory Sciences, Cytology from the University of Oklahoma.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected to serve until their successors are duly elected and qualified.

Pursuant to Mr. Phillips’ employment agreement entered into with the Company on January 31, 2020, so long as Mr. Phillips is employed as the Company’s Chief Executive Officer, the Company will use its reasonable efforts, subject to applicable law and the rules of NASDAQ and the Company’s Amended and Restated Bylaws, to cause Mr. Phillips to be nominated for election to the Board at the Company’s annual shareholder meeting.

Board Diversity

The table below provides information relating to certain voluntary self-identified characteristics of our directors. Each of the categories listed in the table below has the meaning as set forth in NASDAQ Rule 5605(f).

Board Diversity Matrix (As of March 16, 2022)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	10	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ	0
Did Not Disclose Demographic Background	0

Director Independence

The Board has affirmatively determined that directors Brown, Burris, Francesconi, Massarany, Miller, Patience, Schuler, Strobeck, ten Brink, and Watts (constituting a majority of the full Board) are “independent directors” under NASDAQ Listing Rule 5605(a)(2) and the related rules of the U.S. Securities and Exchange Commission (the “SEC”). In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

Family Relationships

There are no family relationships among any of our directors and executive officers.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer (“CEO”) and Board Chairman, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Jack Phillips serves as the Company’s President and CEO and John Patience serves as the Chairman of the Board. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management; the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders; and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverages the experience and perspectives of the Chairman.

Board Oversight of Risk Management

The full Board has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. For example, the Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks; the Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers; and the Nominating and Governance Committee oversees risks associated with our overall compliance and corporate governance practices, as well as the independence and composition of our Board. Finally, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of such forms filed electronically with the SEC or written representations that no Form 5s were required, the Company believes that all Section 16(a) filing requirements were timely met during the year ended December 31, 2021, except for two Form 4s filed by Jack Phillips reporting three transactions; one Form 4 filed by Ron Price reporting two transactions; one Form 4 filed by Steven Reichling reporting two transactions; two Form 4s filed by Matthew Strobeck reporting two transactions; two Form 4s filed by Jack Schuler reporting four transactions; one Form 4 filed by Thomas Brown reporting one transaction; one Form 4 filed by Mark Miller reporting one transaction; and one Form 4 filed by John Patience reporting one transaction.

Code of Ethics

The Company has adopted a code of ethics for its principal executive officer and senior financial officers and a code of ethics and standards of conduct that is applicable to all directors, officers and employees, a copy of which is available online at https://ir.axdx.com/governance-documents. Shareholders may also request a free copy of these documents from: ACCELERATE DIAGNOSTICS, INC., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attn: Corporate Secretary.

Director Meeting Attendance

During the year ended December 31, 2021, the Board held six meetings of the full Board, The Board also took action by written consent on six occasions. During the year ended December 31, 2021, each member of the Board attended at least 75% of the aggregate of all meetings of the Board and the meetings of the committees on which he or she served (during the periods for which he or she served).

The Company does not have a written policy requiring directors to attend the annual meeting, but attendance is encouraged. Last year three of the directors attended our 2021 Annual Meeting of Shareholders.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The charter of each committee is available on our corporate website at https://ir.axdx.com/corporate-governance.

Committee Composition

The following table provides current membership for each committee of our board of directors:

Name:	Audit Committee	Compensation Committee	Nominating and Governance Committee
John Patience		X
Wayne C. Burris	X
Thomas D. Brown		Chair
Louise L. Francesconi		X
Hany Massarany		X
Mark C. Miller	X		Chair
Jack Schuler			X
Matthew W. Strobeck Ph.D.	X
Frank J.M. ten Brink	Chair
Charles Watts M.D.		X	X

Audit Committee

The Board maintains a standing Audit Committee comprised of Messrs. ten Brink (Chairman), Burris, Miller and Dr. Strobeck. Each member of the Audit Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to audit committees and has been determined by the Board to be “financially literate” with accounting or related financial management experience. The Board has also determined that Messrs. ten Brink and Burris are “audit committee financial experts” as defined under SEC rules and regulations and qualify as financially sophisticated audit committee members as required under Rule 5605(c)(2)(A) of the NASDAQ Listing Rules. The Audit Committee met six times during the year ended December 31, 2021.

The Audit Committee's responsibilities include overseeing the qualifications, independence and performance of our independent registered public accounting firm; evaluating the Company’s accounting policies and system of internal controls; and reviewing significant financial transactions. In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent registered public accounting firm, and our management.

Compensation Committee

The Board maintains a standing Compensation Committee comprised of Messrs. Brown (Chairman), Massarany, and Patience, Ms. Francesconi and Dr. Watts. Each member of the Compensation Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to compensation committees. All members of the Compensation Committee also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met five times and took action by written consent on four occasions during the year ended December 31, 2021.

The Compensation Committee’s responsibilities include reviewing the compensation arrangements for the Company’s executive officers, including the CEO; administering the Company’s equity compensation plans; and reviewing the compensation of the Board. In its discretion, the Compensation Committee may delegate certain of its authority and responsibilities to one or more subcommittees comprised entirely of members of the Compensation Committee.

Nominating and Governance Committee

The Board maintains a standing Nominating and Governance Committee comprised of Messrs. Miller (Chairman), Schuler and Dr. Watts. Each member of the Nominating and Governance Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules. The Nominating and Governance Committee met three times during the year ended December 31, 2021.

The Nominating and Governance Committee’s responsibilities include determining the qualifications, qualities, skills, and other expertise required to be a director; recommending to the criteria to be considered in selecting director nominees; identifying and screening individuals qualified to become members of the Board; making recommendations to the Board regarding the selection and approval of director nominees; overseeing the Company’s corporate governance policies, practices and procedures; assisting the Board in assessing director independence; and reviewing the structure and composition of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. The Nominating and Governance Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The Nominating and Governance Committee typically solicits recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nominating and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates. In selecting Board candidates, the Nominating and Governance Committee’s goal is to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors, including those discussed below under “Qualifications of Director Nominees.”

The Nominating and Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company pursuant to the Company's Amended and Restated Bylaws. The Company’s Amended and Restated Bylaws contains provisions relating to certain timing and information requirements for shareholder nominations for election to the Board brought before a meeting of the shareholders. See Section 2.12 of the Company’s Amended and Restated Bylaws and the section entitled “Shareholder Proposals and Director Nominations for the 2023 Annual Meeting” in this Proxy Statement for additional information.

Qualifications of Director Nominees

The Board and the Nominating and Governance Committee believe that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. The Board and the Nominating and Governance Committee consider the following for each candidate, among other qualifications deemed appropriate, when evaluating the suitability of candidates for nomination as director: independence; integrity; personal and professional ethics; business judgment; ability and willingness to commit sufficient time to the Board; qualifications, attributes, skills and/or experience relevant to the Company’s business; educational and professional background; personal accomplishment; and national, gender, age, and ethnic diversity.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors or with a particular director may do so by sending a letter to the Corporate Secretary, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714. The Corporate Secretary will review all correspondence and regularly forward to the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention.

Hedging, Short Sales and Related Policies

Pursuant to the Company’s insider trading policy, all directors, officers and employees of the Company (collectively, “Team Members”), as well as their spouses, minor children, other persons living in their household and entities over which they exercise control, are prohibited from engaging in the following transactions in the Company’s securities unless advance unanimous approval is obtained from members of the compliance committee designated by the Board:

•Hedging. Team Members may not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.

•Short sales. Team Members may not sell the Company’s securities short;

•Options trading. Team Members may not buy or sell puts or calls or other derivative securities on the Company’s securities; and

•Trading on margin. Team Members may not hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the financial reporting process of our company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with Ernst & Young, LLP (“Ernst & Young”), our independent registered public accounting firm that was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments about our accounting principles and the other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young their independence. The Audit Committee has considered the effect of non-audit fees on the independence of Ernst & Young and has concluded that such non-audit services are compatible with the independence of Ernst & Young.

The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 31, 2021, be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

This report has been furnished by the members of the Audit Committee.

THE AUDIT COMMITTEE
Frank J.M. ten Brink, Chairman
Wayne C. Burris
Mark C. Miller
Matthew W. Strobeck, Ph.D.

COMPENSATION OVERVIEW

The purpose of this Compensation Overview section is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”). For the year ended December 31, 2021, our NEOs were:

Jack Phillips, President and Chief Executive Officer
Steve Reichling, Chief Financial Officer
Ron Price, Senior Vice President and Head of Commercial Operations, Americas

Determining Executive Compensation

On an ongoing basis, the Compensation Committee reviews the performance and compensation of our President and CEO and the Company’s other executive officers.

Our President and CEO provides input to the Compensation Committee regarding the performance of the other NEOs and offers recommendations regarding their compensation packages in light of such performance. The Compensation Committee is ultimately responsible, however, for determining the compensation of the NEOs, including our President and CEO.

Compensation Philosophy and Objectives

The Compensation Committee and the Board believe that the Company’s executive compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe our executive compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to, among other things:
•attract and retain the highest caliber executive officers;
•drive achievement of business strategies and goals;
•motivate performance in an entrepreneurial, incentive-driven culture;
•closely align the interests of executive officers with the interests of the Company’s shareholders;
•promote and maintain high ethical standards and business practices; and
•reward results and the creation of shareholder value.

Factors Considered in Determining Compensation; Elements of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain the highest caliber executive officers. In this regard, we utilize a combination of between two to three of the following types of compensation to compensate our executive officers:
•base salary;
•annual cash performance bonuses payable as equity awards; and
•long-term equity compensation, consisting of stock options, time-based restricted stock units ("RSUs"), and performance stock units ("PSUs"). RSUs and stock options are typically granted with a multiple year vesting schedule to promote long-term retention. PSUs may be tied to the achievement of a variety of performance metrics, including long-term revenue targets. Each vested RSU and PSU will be settled in one share of Common Stock.

The Compensation Committee's philosophy regarding the mix of the three components of compensation is that equity awards should be emphasized over base salaries. The Compensation Committee believes this approach preserves the Company's cash and strongly aligns executive officer incentives with shareholder interests.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Base salaries are based on the following factors:
•the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;
•the performance of the particular executive in relation to established goals or strategic plans;
•competitive levels of compensation for executive positions based on information drawn from informal internal benchmark analysis of base salaries for executive officers at similarly sized, public medical technology companies and other relevant information; and
•our obligations under the applicable executive officer’s employment agreement or offer letter (if any).
Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company and its shareholders.

Role of Say-On-Pay Votes

As selected by our Shareholders at the 2019 Annual Meeting of Shareholders and approved by our Board, an advisory vote to approve the compensation of our NEOs (say-on-pay proposal) is held every three years. At the 2019 Annual Meeting of Shareholders, more than 97.8% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. At the Annual Meeting, Shareholders will have an opportunity to vote on the say-on-pay proposal (Proposal 4). The Compensation Committee carefully considers the level of voting support from our Shareholders on our say-on-pay vote and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Other Compensation Policies and Considerations; Tax Issues and Risk Management

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under the Code and historically, the intention of the Committee has been to compensate our NEOs in a manner that maximizes the Company’s ability to deduct compensation for federal income tax purposes (although no assurances have ever been made nor can be made or given with respect to our ability to deduct any compensatory payment to any of our executives).

Section 162(m) of the Code, as in effect for tax years beginning prior to December 31, 2017, provided that we could not deduct compensation of more than $1,000,000 paid in any year to the executives designated as “covered employees” under Section 162(m) of the Code, unless the compensation in excess of $1,000,000 qualified as “performance-based compensation” under Section 162(m) of the Code. Although the Compensation Committee historically considered the implications of Section 162(m) on its ability to deduct compensation, the Compensation Committee has always retained the discretion to award compensation that is not “performance-based compensation” under Section 162(m) of the Code if it determined that providing such compensation was appropriate with respect to the achievement of our business objectives and in the best interests of the Company and its shareholders. The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law in December 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, we expect that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017 and not materially modified thereafter, compensation that is paid or provided to our Section 162(m) “covered employees” that exceeds $1,000,000 per year will be nondeductible under Section 162(m).

The Compensation Committee continues to monitor the impact that the repeal of the “performance-based compensation” exception to Section 162(m) will have on the Company’s compensation plans, awards, and arrangements, including whether and to what extent our existing agreements and programs qualify for the transition relief described above.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation

Committee takes into account the impact of Section 409A in designing our executive compensation plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

On an annual basis, the Compensation Committee evaluates the Company’s compensation policies and practices for its employees, including the NEOs, to assess whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on its evaluation, the Compensation Committee has determined that the Company’s compensation policies and practices do not create such risks.

Stock Ownership Guidelines

In order to promote a meaningful, permanent level of ownership in the Company and alignment of interests of the Board and NEOs with shareholders, in February 2021 the Board adopted stock ownership guidelines (the "Stock Ownership Guidelines") for Board members and NEOs. The Stock Ownership Guidelines identify the minimum level of stock ownership expected of Board members (3 x annual retainer), the CEO (5 x annual base salary), and other NEOs (3 x annual base salary). Individuals are expected to achieve their respective minimum ownership level within five years of becoming subject to the Stock Ownership Guidelines. The Stock Ownership Guidelines are available online at https://ir.axdx.com/governance-documents.

Nonqualified Executive Deferred Compensation Plan

Our NEOs and other executive officers are eligible to participate in the Accelerate Diagnostics, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which certain of our highly compensated employees are permitted to defer up to 70% of their annual base salary into such plan. The Deferred Compensation Plan was adopted effective January 1, 2020. We do not make any contributions to the Deferred Compensation Plan on behalf of any participant, including any NEO, so each participant is fully vested in his or her account balances at all times. Investment gains or losses credited to a participant's account in the Deferred Compensation Plan are based on investment elections made by the participant from prescribed mutual fund investment options. Each participant in the Deferred Compensation Plan makes his or her own individual investment elections and may change any such investment election during the annual enrollment window.

As of the date of this Proxy Statement, only Mr. Phillips has made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 70% of his annual base salary for 2020, 2021 and 40% for 2022.

Hedging, Short Sales and Related Policies

See “Directors, Executive Officers and Corporate Governance-Hedging, Short Sales and Related Policies” for information regarding the Company’s policies relating to hedging, short sales and related matters.

2020 Salary Waiver and Nonqualified Stock Options Grant Plan

In December 2019, the Compensation Committee approved the 2020 Salary Waiver and Nonqualified Stock Option Grant Plan (the “2020 Sub-Plan”), which was established pursuant to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Incentive Plan”). Pursuant to the 2020 Sub-Plan, eligible employees, including our executive officers, were permitted to irrevocably waive a portion of their base compensation (e.g. salary) scheduled to be paid to them in 2020 in exchange for a grant of nonqualified stock options, which were awarded January 1, 2020 under the 2012 Incentive Plan. The maximum election possible was 50% of the eligible employee’s base compensation. In accordance with the 2020 Sub-Plan, Mr. Phillips irrevocably waived $100,000 of his 2020 base compensation in exchange for 25,268 of such options, and Mr. Reichling irrevocably waived $50,000 of his 2020 base compensation in exchange for 12,634 of such options.

The number of nonqualified stock options awarded to each participant was determined by multiplying the amount of salary forfeited by four (4) and dividing such amount by the 30-day trailing average closing price of the Common Stock as of December 19, 2019, with such amount rounded to the nearest whole share. Subject to continued full-time employment, the options vested and became exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31, 2020 and the last installment vesting on December 31, 2020. Upon termination of employment for any reason other than death or disability, the vested portion of the option, if any, may generally be exercised for 90 days following termination of employment. Upon termination of employment by reason of death or disability, the vested portion of the option, if any, may generally be exercised for 12 months following termination of employment.

The Compensation Committee decided not to adopt a salary waiver and equity plan for 2021 for various reasons including that the Company implemented temporary 20% salary reductions for Company management in 2020, including NEOs, because of the COVID-19 crisis and its impact on the operations on the Company.

2020 COVID-19 Salary Reduction

On June 29, 2020, the Compensation Committee approved temporary 20% salary reductions for Company management and other employees with a base salary over $100,000, including NEOs because of the ongoing COVID-19 crisis and its impact on the operations on the Company. Salary reductions took effect for the period from June 29, 2020 through December 16, 2020. To compensate impacted employees, the Compensation Committee approved awards of RSUs under the 2012 Incentive Plan. The number of RSUs for each award was calculated based on the individual’s aggregate salary reduction amount, divided by the average closing price of the Company’s common stock over the 30 trading days prior to the internal announcement of the salary reductions on June 19, 2020. The RSUs vested in full on December 16, 2020.

2020 Performance Incentive Program

In February 2020, the Compensation Committee approved a 2020 performance incentive program (“2020 Performance Program”). The 2020 Performance Program consisted of two commercial performance goals and one financial performance goal. Because the ongoing COVID-19 pandemic significantly limited the Company's ability throughout 2020 to sell and implement its products at hospitals that were focussed on responding to the COVID-19 pandemic, the Compensation Committee in September 2020 modified all three performance goals. In the first quarter of 2021, the Compensation Committee determined that the Company had achieved a level of performance under the 2020 Performance Program of 115%. The Compensation Committee elected to pay the 2020 Performance Program in restricted stock units in lieu of cash.

2020 Long-Term Incentive Program

In February 2020, the Compensation Committee approved a long-term incentive program ("2020 LTI Program"). The 2020 LTI Program consisted of one commercial annual goal to be achieved by by the end of 2022. The Company made grants of PSUs in March 2020 under the 2020 LTI Program to certain employees, including the NEOs.

2020 Employee Equity Retention Program

In December 2020, the Compensation Committee approved an equity retention program ("2020 Retention Program") designed to retain employees given that many employees had little or no Company equity that was "in the money." The grants under the 2020 Retention Program were in the form of RSUs with monthly vesting over 12 months beginning January 2023. With the exception of Mr. Phillips, the named executive officers received grants under the 2020 Retention Program.The Compensation Committee further decided not to approve a separate 2021 long-term incentive program since it would be largely duplicative of the 2020 Retention Program.

2021 Performance Incentive Program

In March 2021, the Compensation Committee approved a long-term incentive program ("2021 Performance Program"). The 2021 Performance Program consisted of two commercial and three research and development goals to be achieved during 2021. Because the COVID-19 pandemic continued to significantly limit the Company's ability throughout 2021 to sell and implement its products at hospitals that were focused on responding to the COVID-19 pandemic, the Compensation Committee modified all three performance goals in September 2021. In the first quarter of 2022, the Compensation Committee determined that the Company had achieved a level of performance under the 2021 Performance Program of 75%. The Compensation Committee elected to pay the 2021 Performance Program in RSUs in lieu of cash.

CEO Retention Grants

Separately from the above programs, in order to properly incentivize and ensure the retention of Mr. Phillips, the Compensation Committee made the following grants to Mr. Phillips:

•June 2020 - 93,530 PSUs tied to a commercial goal to be achieved by the end of 2022, and 124,320 RSUs with a three-year annual vesting period.

•May 2021 - 103,299 PSUs based upon a commercial goal and various product development goals, and 206,597 RSUs to vest monthly starting in January 2023.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities during the noted periods. The fiscal years ended December 31, 2020 and December 31, 2021 are indicated below by “2020” and “2021,” respectively.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(8)		Option Awards ($)(8)	All Other Compensation ($)		Total ($)
Jack Phillips, President and CEO (1)	2021	595,000	(2)	—	2,186,207	(6)	—	108,015	(9)	2,889,222
	2020	554,923	(3)(4)(5)	—	3,146,563	(7)	105,963	65,039	(10)	3,872,488

Steve Reichling, CFO	2021	340,000		—	1,265,602		—	—		1,605,602
	2020	324,077	(11)(12)	—	44,679	(13)	326,000	—		694,756

Ron Price, Senior Vice President and Head of Commercial Operations, America	2021	240,000		—	1,112,594		—	—		1,352,594
	2020	225,231	(14)	—	36,986	(15)	192,718	—		454,935

(1)The Board appointed Mr. Phillips as the Company’s President and CEO, effective February 1, 2020. Mr. Phillips had been serving as the Company’s Chief Operating Officer since August 2019 when he joined the Company.
(2)Mr. Phillips made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 70% of his 2021 annual base salary in the amount of $416,500, which was included in the Salary column. Unrealized investment gains credited to Mr. Phillips’ account in the Deferred Compensation Plan was $38,080 and is not included in the Salary column. Investment income credited to Mr. Phillips’ account in the Deferred Compensation Plan was $28,986 and is not included in the Salary column. See “Compensation Overview - Nonqualified Deferred Compensation Plan” for additional information.
(3)In accordance with the 2020 Sub-Plan, Mr. Phillips irrevocably waived $100,000 of his 2020 salary in exchange for options to purchase 25,268 shares of Common Stock. The fair value of the options upon being granted was $205,963 of which the amount in excess of the $100,000 was $105,963 and is a component of the Option Awards column. See “Compensation Overview - 2020 Salary Waiver and Nonqualified Stock Options Grant Plan” and “2021 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such options.
(4)Mr. Phillips’ 2020 salary reflects a temporary reduction in the amount of $49,500 approved by the Compensation Committee because of the ongoing COVID-19 crisis. To compensate impacted employees, the Compensation Committee approved a grant of 5,363 shares RSUs to Mr. Phillips in June 2020. The fair value of the RSUs was $76,262 and is a component of the Stock Awards column. See “Compensation Overview - 2020 COVID-19 Salary Reduction” and “2021 Outstanding Equity Awards At Fiscal Year-End” for additional information regarding such RSUs.
(5)Mr. Phillips made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 70% of his 2020 annual base salary in the amount of $305,119, which was included in the Salary column. Unrealized investment gains credited to Mr. Phillips’ account in the Deferred Compensation Plan was $40,185 and is not included in the Salary column. Investment income credited to Mr. Phillips’ account in the Deferred Compensation Plan was $11,405 and is not included in the Salary column. See “Compensation Overview - Nonqualified Deferred Compensation Plan” for additional information.
(6)During 2021, 103,299 PSUs were granted to Mr. Phillips, which are subject to performance conditions. On the grant date, the performance conditions were not deemed probable and, therefore, the grant date value of the PSUs is not included in the “Stock Awards” column. The grant date value of the PSUs assuming that the highest level of performance conditions will be achieved was $732,390 (target level of performance as there are no threshold or maximum payout amounts).
(7)During 2020, 117,938 PSUs were granted to Mr. Phillips, which are subject to performance conditions. On the grant dates, the performance conditions were not deemed probable and, therefore, the grant date values of the PSUs are not included in the “Stock Awards” column. The aggregate grant date value of the

PSUs assuming that the highest level of performance conditions will be achieved was $1.3 million (target level of performance as there are no threshold or maximum payout amounts).
(8)The amount reflects the aggregate grant date fair value of RSU and option award during each year calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report. See “Compensation Overview” and “2021 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding the rawards granted in 2021.
(9)The amounts reflect the aggregate value of housing and relocation expenses during the year.
(10)The amounts reflect the aggregate value of housing during the year.
(11)In accordance with the 2020 Sub-Plan, Mr. Reichling irrevocably waived $50,000 of his 2020 salary in exchange for options to purchase 12,634 shares of Common Stock. The fair value of the options upon being granted was $102,981 of which the amount in excess of the $50,000 was $52,981 and is a component of the Option Awards column. See “Compensation Overview - 2020 Salary Waiver and Nonqualified Stock Options Grant Plan” and “2021 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such options.
(12)Mr. Reichling’s 2020 salary reflects a temporary reduction in the amount of $29,000 approved by the Compensation Committee because of the ongoing COVID-19 crisis. To compensate impacted employees, the Compensation Committee approved a grant of 3,142 RSUs to Mr. Reichling in June 2020. The fair value of the RSUs was $44,679 and is a component of the Stock Awards column. See “Compensation Overview - 2020 COVID-19 Salary Reduction” and “2021 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such RSUs.
(13)During 2020 16,765 PSUs were granted to Mr. Reichling, which are subject to performance conditions. On the grant date, the performance conditions were not deemed probable and, therefore, the grant date value of the PSUs are not included in the “Stock Awards” column. The grant date value of the PSUs assuming that the highest level of performance conditions will be achieved was $99,416 (target level of performance as there are no threshold or maximum payout amounts).
(14)Mr. Price’s 2020 salary reflects a temporary reduction in the amount of $24,000 approved by the Compensation Committee because of the ongoing COVID-19 crisis. To compensate impacted employees, the Compensation Committee approved a grant of 2,601 RSUs to Mr. Price in June 2020. The fair value of the RSUs was $36,986 and is a component of the Stock Awards column. See “Compensation Overview - 2020 COVID-19 Salary Reduction" and “2021 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such RSUs.
(15)During 2020, 11,834 PSUs were granted to Mr. Price, which are subject to performance conditions. On the grant date, the performance conditions were not deemed probable and, therefore, the grant date value of the PSUs are not included in the “Stock Awards” column. The grant date value of the PSUs assuming that the highest level of performance conditions will be achieved was $70,176 (target level of performance as there are no threshold or maximum payout amounts).

2021 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by the NEOs at December 31, 2021:

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (#)	Number of securities underlying unexercised options (#) unexerciable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Jack Phillips	8/6/2019	583,295	666,622	(1)	17.00	8/6/2029	—		—	—		—
Jack Phillips	1/1/2020	25,268	—		16.90	1/1/2030	—		—	—		—
Jack Phillips	2/1/2020	—	—		—	—	40,000	(2)	303,200	—		—
Jack Phillips	3/24/2020	—	—		—	—	—		—	24,408	(3)	185,013
Jack Phillips	6/22/2020	—	—		—	—	124,320	(4)	942,346	—		—
Jack Phillips	6/22/2020	—	—		—	—	—		—	93,530	(3)	708,957
Jack Phillips	5/20/2021	—	—		—	—	206,597	(5)	1,566,005	—		—
Jack Phillips	5/20/2021	—	—		—	—	—		—	103,299	(6)	783,006
Steve Reichling	9/10/2012	50,000	—		2.98	9/10/2022	—		—	—		—
Steve Reichling	2/26/2014	16,161	—		14.92	2/26/2024	—		—	—		—
Steve Reichling	4/2/2015	3,588	—		22.92	4/2/2025	—		—	—		—
Steve Reichling	3/18/2016	3,296	—		12.49	3/18/2026	—		—	—		—
Steve Reichling	3/18/2016	30,000	—		12.49	3/18/2026	—		—	—		—
Steve Reichling	2/23/2017	7,836	—		24.45	2/23/2027	—		—	—		—
Steve Reichling	2/23/2017	12,000	3,000	(7)	24.45	2/23/2027	—		—	—		—
Steve Reichling	8/17/2017	4,000	1,000	(8)	22.40	8/17/2027	—		—	—		—
Steve Reichling	3/7/2018	8,032	—		25.95	3/7/2028	—		—	—		—
Steve Reichling	3/7/2018	12,000	8,000	(9)	25.95	3/7/2028	—		—	—		—
Steve Reichling	1/1/2019	16,604	—		11.50	1/1/2029	—		—	—		—
Steve Reichling	1/1/2019	29,916	29,914	(10)	11.50	1/1/2029	—		—	—		—
Steve Reichling	1/1/2020	12,634	—		16.90	1/1/2030	—		—	—		—
Steve Reichling	3/24/2020	20,118	—		5.93	3/24/2030	—		—	—		—
Steve Reichling	3/24/2020	13,413	53,648	(11)	5.93	3/24/2030	—		—	—		—
Steve Reichling	3/24/2020	—	—		—	—	—		—	16,765	(3)	127,079
Steve Reichling	3/13/2021	—	—		—	—	113,265	(5)	858,549	—		—
Ron Price	5/27/2015	100,000	—		22.66	5/27/2025	—		—	—		—
Ron Price	2/17/2016	2,749	—		11.52	2/17/2026	—		—	—		—
Ron Price	3/17/2016	30,000	—		12.42	3/17/2026	—		—	—		—
Ron Price	2/23/2017	20,000	5,000	(7)	24.45	2/23/2027	—		—	—		—
Ron Price	2/23/2017	7,836	—		24.45	2/23/2027	—		—	—		—
Ron Price	3/7/2018	8,032	—		25.95	3/7/2028	—		—	—		—
Ron Price	1/1/2019	25,191	25,191	(10)	11.50	1/1/2029	—		—	—		—
Ron Price	3/24/2020	14,201	—		5.93	3/24/2030	—		—	—		—
Ron Price	3/24/2020	9,468	37,869	(11)	5.93	3/24/2030	—		—	—		—
Ron Price	3/24/2020	—	—		—	—	—		—	11,834	(3)	89,702
Ron Price	3/13/2021	—	—		—	—	104,338	(5)	790,882	—		—

(1)Option award vests 40% on August 6, 2021, and the balance vests monthly in 36 equal installments beginning on September 6, 2021 and ending on August 6, 2024.
(2)RSUs vest in equal annual amounts on each anniversary of the grant date over five years, beginning on February 1, 2021 and ending on February 1, 2025.
(3)The number of PSUs is based upon achieving the target level of performance as there are no threshold or maximum payout amounts. PSUs will vest if the performance goals determined by the Company's Compensation Committee are achieved or exceeded on or before December 31, 2022. Any unachieved goals will result in the PSUs being forfeited. Each vested PSU will be settled in one share of the Company’s common stock. As of December 31, 2021, none of the PSUs were considered probable.

(4)RSUs vest in equal annual amounts on each anniversary of the grant date over three years, beginning on June 21, 2021 and ending on June 21, 2023.
(5)RSUs vest in equal monthly amounts beginning January 13, 2023 and ending on December 13, 2023.
(6)The number of PSUs is based upon achieving the target level of performance as there are no threshold or maximum payout amounts. PSUs will vest if the performance goals determined by the Company's Compensation Committee are achieved or exceeded on or before December 31, 2023.Any unachieved goals will result in the PSUs being forfeited. Each vested PSU will be settled in one share of the Company’s common stock. As of December 31, 2021, none of the PSUs were considered probable.
(7)Option awards vest in equal annual amounts on each anniversary of the grant date over five years, beginning on February 23, 2018 and ending on February 23, 2022.
(8)Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on August 17, 2018 and ending on August 17, 2022.
(9)Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 7, 2019 and ending on March 7, 2023.
(10)Option awards vests 50% on January 1, 2021; 25% on January 1, 2022; and 25% on January 1, 2023.
(11)Option awards vest in equal annual amounts on each anniversary of the grant date over five years, beginning on March 24, 2021 and ending on March 24, 2025.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into salary continuation, severance or similar agreements or arrangements with Mr. Phillips. Under Mr. Phillips' current employment agreement (the “Phillips Employment Agreement”), all unvested equity awards accelerate upon the closing of a transaction resulting in a Change of Control (as defined in the Phillips Employment Agreement), notwithstanding anything in the 2012 Incentive Plan to the contrary. Pursuant to the Phillips Employment Agreement, if the Company terminates Mr. Phillips without Cause (as defined in the Phillips Employment Agreement) or Mr. Phillips terminates his employment for Good Reason (as defined in the Phillips Employment Agreement) prior to a Change of Control (as defined in the Phillips Employment Agreement), Mr. Phillips will receive a severance payment equal to the sum of: (i) 12 months of his then base salary and (ii) his average earned under the Company’s annual cash incentive program over the term of his employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs. In addition, if the Company terminates Mr. Phillips without Cause or Mr. Phillips terminates his employment for Good Reason during the 12-month period following a Change of Control, Mr. Phillips will receive a severance payment equal to the sum of: (i) 18 months of his then base salary and (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Mr. Phillips immediately prior to his last day of employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs.

Certain option awards previously granted to Mr. Reichling provided for accelerated vesting upon the occurrence of certain change of control and other events. However, all such option awards have already vested as of December 31, 2019.

Executive Arrangements

Phillips

On January 31, 2020, Mr. Phillips entered into the Phillips Employment Agreement with the Company in connection with his appointment as Chief Executive Officer and President of the Company, effective February 1, 2020. The Phillips Employment Agreement superseded and replaced Mr. Phillips’ prior employment agreement with the Company entered into on August 6, 2019 (the “Prior Phillips Employment Agreement”) relating to his employment as Chief Operating Officer of the Company. Unless terminated earlier in accordance with the terms of the Phillips Employment Agreement, Mr. Phillips’ employment as Chief Executive Officer and President of the Company was to continue until February 1, 2022 and automatically renews for additional one-year periods unless either the Company or Mr. Phillips provides notice prior to the end of the then-current term. Pursuant to the Phillips Employment Agreement, Mr. Phillips is entitled to an annual base salary of $595,000. Mr. Phillips was also granted 50,000 RSUs under the 2012 Incentive Plan, which vest in equal annual amounts on each anniversary of the grant date over five years. Beginning January 1, 2020, Mr. Phillips is eligible to earn an annual cash bonus equal to 100% of Mr. Phillips' base salary as of the first day of the calendar year, with the opportunity to earn up to (but not exceed) 150% of Mr. Phillips' base salary as of the first day of the calendar year. Beginning January 1, 2021, Mr.

Phillips is also eligible to receive stock options, performance shares and other awards under the 2012 Incentive Plan; provided that, for the 2021 calendar year, Mr. Phillips was to receive an equity award grant equal to 400% of his then base salary consisting of an award mix of 50% non-qualified stock options and 50% performance shares. However, the Compensation Committee and Mr. Phillips agreed instead for 2021 that Mr. Phillips would receive an award mix of one-third performance shares and two-thirds RSU’s For information regarding potential payments to Mr. Phillips upon termination or change-in-control pursuant to the Phillips Employment Agreement, see "- Potential Payments Upon Termination or Change-in-Control.”

Pursuant to the Prior Phillips Employment Agreement, among other things, Mr. Phillips was paid an annual base salary of $495,000 for his role as Chief Operating Officer of the Company. Additionally, Mr. Phillips received a signing bonus of $100,000 and was entitled to reimbursement of up to $200,000 of expenses incurred in connection with his relocation and reimbursement for reasonable and customary temporary housing costs. Mr. Phillips was also granted an option to purchase 1,249,917 shares of the Company’s Common Stock at an exercise price equal to $17.00 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option was issued pursuant to the 2012 Incentive Plan with the following vesting schedule: 40% vests on the second anniversary of the date of grant, and the remaining 60% vests in 36 equal monthly installments over the subsequent 36 months.

Reichling

Mr. Reichling was appointed as the Company’s Chief Financial Officer (“CFO”) on August 10, 2012 and accepted an offer letter with the Company on August 10, 2012 (the “Reichling Offer Letter”). Pursuant to the Reichling Offer Letter, Mr. Reichling was granted an option to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to $2.98 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option award was issued pursuant to the Company’s 2004 Omnibus Stock Option Plan, as amended, and is fully vested. Mr. Reichling was also provided with a $70,000 budget to be used towards relocation and temporary living arrangements. In his capacity as CFO, Mr. Reichling’s annual base salary was increased to $340,000 beginning in 2019 following an internal assessment of CFO base salaries at similarly sized medical technology companies. Mr. Reichling is also eligible for annual cash performance bonuses (which may be paid as equity awards), as well as long-term incentive equity awards.

Price

Mr. Price was appointed as the Company’s Senior Vice President and Head of Commercial Operations, Americas on April 6, 2015. Mr. Price is paid a base salary of $240,000 per year. Mr. Price is entitled to the annual incentive programs and the annual long-term incentive programs.

Director Compensation

Directors who are also employees of the Company (including Mr. Phillips) do not receive any separate compensation in connection with their Board service, and we do not pay cash fees to any of our directors. Our non-employee directors generally receive a non-qualified initial stock option award upon joining the Board, which is calculated using a pre-determined formula and vests 20% per year over a five-year period, beginning on the first anniversary of the date of the director’s election to the Board. Non-employee directors also receive annual equity awards with a nominal value of $60,000. Beginning in 2021, non-employee directors had the option of receiving their annual compensation comprised of all nonqualified stock options, all RSUs, or half RSUs and half nonqualified stock options. Additionally, pursuant to the Director Equity Deferral Program adopted by the Board in April 2021, if a director elects to receive RSUs, the director may elect to defer the payment of 100% of the RSU award until the first to occur of: (a) the date on which the director ceases to be a member of the Board; (b) the date specified by the director in writing; or (c) the date of the closing of a transaction that results in a Change of Control (as defined in the 2012 Incentive Plan) as long as such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code.. Options were valued at a four times multiple, and RSUs were valued at a one time multiple. All equity awards vest after 12 months, unless a non-employee director in good standing leaves prior to 12 months, in which case the vesting is pro-rated based on the number of months served following the date of grant. We compensate our non-employee directors solely with equity in keeping with our overall goal of preserving cash. In addition, we believe larger equity awards, rather than cash fees, align our director incentives with the interests of our shareholders. We reimburse non-employee directors for reasonable expenses related to their Board service.

The following table sets forth the compensation of our directors for serving as our directors for the year ended December 31, 2021:

Name	Option Award (1) ($)		Stock Award (1) ($)		Total ($)
Thomas D. Brown	140,799	(2)	—		140,799
Roland Diggelmann	—	(3)	—		—
Louise L. Francesconi	140,799	(2)	—		140,799
Hany Massarany	527,008	(4)(5)	—		527,008
Mark C. Miller	70,399	(6)	31,168	(7)	101,567
John Patience	140,799	(2)	—		140,799
Jack Schuler	140,799	(2)	—		140,799
Matthew W. Strobeck, Ph.D.	140,799	(2)	—		140,799
Frank J.M. ten Brink	140,799	(2)	—		140,799
Charles Watts, M.D.	140,799	(2)	—		140,799

(1)The amount reflects the aggregate grant date fair value of option awards and RSUs calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report.
(2)Includes annual option award to purchase 35,168 shares of Common Stock granted on May 20, 2021 at an exercise price of $7.09 per share, which vests on May 20, 2022.
(3)Mr. Diggelmann retired as a member of the Board and did not seek re-election in 2021. Mr. Diggelmann did not receive any equity awards in 2021.
(4)Includes annual option to purchase 31,261 shares of Common Stock granted on May 20, 2021 at an exercise price of $7.09 per share, which vests on May 20, 2022.
(5)Includes option to purchase 93,783 shares of Common Stock granted May 20, 2021 at an exercise price of $7.09 per share which vests in equal annual amounts on each anniversary of the grant date over five years, beginning on May 20, 2022 and ending on May 20, 2026.
(6)Includes annual option award to purchase 17,584 shares of Common Stock granted on May 20, 2021 at an exercise price of $7.09 per share, which vests on May 20, 2022.
(7)Includes 4,396 RSUs, which vest on May 20, 2022. Pursuant to the Company’s Director Equity Deferral Program described above, Mr. Miller elected to defer receipt of the RSUs to such time that is within 30 days following his departure from the Board.

As of December 31, 2021, our non-employee directors held unvested RSUs and options to purchase the following number of shares of Common Stock:

Name	Option Awards	Stock Awards
Thomas D. Brown	117,596
Louise L. Francesconi	92,894
Hany Massarany	125,044
Mark C. Miller	179,474	4,396	*
John Patience	112,701
Jack Schuler	104,520
Matthew W. Strobeck, Ph.D.	157,371
Frank J.M. ten Brink	291,382
Charles Watts, M.D.	104,365

*    Pursuant to the Company’s Non-Employee Director Equity Deferral Program described above, Mr. Miller elected to defer receipt of the RSUs to such time that is within 30 days following his departure from the Board.

Equity Compensation Plan Information

The table set forth below presents the securities authorized for issuance with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2021:

Equity Compensation Plan
Plan category	Number of securities to be issued upon exercise of outstanding options and release of restricted stock units		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the 1st column)
Equity compensation plans approved by security holders	9,282,722	(2)	$13.89	3,617,783
Equity compensation plans not approved by security holders	—		—	—
Total	9,282,722		$13.89	3,617,783

(1)Shares of common stock issuable upon vesting of RSUs and PSUs have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.
(2)Represents 7,192,540 shares of common stock subject to outstanding stock options and 2,090,182 shares of common stock that may be issued upon vesting of outstanding RSUs and PSUs (assuming the maximum performance level for PSUs).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 16, 2022 of (i) each NEO and each director of the Company; (ii) all executive officers and directors as a group; and (iii) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock. We deem shares of our Common Stock that may be acquired by an individual or group within 60 days of March 16, 2022, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 69,661,265 shares of Common Stock outstanding on March 16, 2022.

The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our Common Stock. Unless otherwise indicated, the business address of each person listed is c/o Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Named Executive Officers and Directors:
Thomas D. Brown (1)	128,969	*
Wayne C. Burris (2)	—	*
Louise L. Francesconi (3)	33,996	*
Hany Massarany (4)	30,000
Mark Miller (5)	200,952	*
John Patience (6)	6,887,697	9.9%
Jack Phillips (7)	836,108	*
Jack Schuler (8)	18,861,374	27.0%
Matthew W. Strobeck, Ph.D. (9)	2,374,591	3.4%
Frank J.M. ten Brink (10)	266,014	*
Charles Watts, M.D. (11)	63,244	*
Steve Reichling (12)	309,639	*
Ron Price (13)	259,469	*
All executive officers and directors as a group (13 persons)	30,252,053	42.2%

*Represents less than 1% of our issued and outstanding Common Stock.

(1)Mr. Brown is a director of the Company. Amount includes 46,541 shares of Common Stock held directly and 82,428 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 16, 2022.
(2)Mr. Burris is a director of the Company.
(3)Ms. Francesconi is a director of the Company. Amount includes 33,996 shares of Common Stock that are issuable to her upon exercise of options that are vested or vest within 60 days of March 16, 2022.
(4)Mr. Massarany is a director of the Company. Amount includes 30,000 shares of Common Stock held by the Massarany Family Trust dated November 15, 2012.
(5)Mr. Miller is a director of the Company. Amount includes 39,062 shares of Common Stock held directly and 161,890 shares of Common Stock that are issuable to him upon exercise of options or release of restricted stock units that are vested or vest within 60 days of March 16, 2022.
(6)Mr. Patience is the Chairman of the Board. Amount includes 4,365,585 shares held by the John Patience Trust dated 7/23/1993, 2,140,462 shares held by Patience Enterprises LP, 39,411 shares held by the John Patience and 264,706 shares held by Ventana Charitable Foundation. Mr. Patience has sole voting and dispositive power with respect to the shares held by the John Patience Trust dated 7/23/1993, Patience Enterprises LP and the Ventana Charitable Foundation. Mr. Patience disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 77,533 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 16, 2022.

(7)Mr. Phillips is a director of the Company and is the Company’s President and CEO. Amount includes 123,385 shares of Common Stock held directly and 712,723 shares of Common Stock that are issuable to him upon exercise of options or release of restricted stock units that are vested or vest within 60 days of March 16, 2022. Amount does not include 55,586 shares of Common Stock held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019, for which a third-party serves as the trustee. Mr. Phillips does not have voting or dispositive power with respect to the shares held by the trust.
(8)Mr. Schuler is a director of the Company. Amount includes 18,737,047 shares held by the Jack W. Schuler Living Trust (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as trustee of the trust); and 54,975 shares held by Renate Schuler (the spouse of Jack Schuler). Mr. Schuler disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 69,352 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 16, 2022. Amount does not include an aggregate of 3,964,843 shares of common stock issuable upon the conversion of 3,964,843 shares of Series A Preferred Stock held by three entities related to Mr. Schuler but are not affiliates of his.
(9)Dr. Strobeck is a director of the Company. Amount includes 2,025,650 shares of Common Stock held directly, 206,828 shares held by Birchview Fund, LLC and 20,000 shares held as an UGMA Custodian for minor children (Dr. Strobeck has sole voting and dispositive power with respect to such shares in his capacity as the Managing Partner of such entity). Amount also includes 122,203 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 16, 2022.
(10)Mr. ten Brink is a director of the Company. Amount includes 9,800 shares of Common Stock held directly and 256,214 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 16, 2022.
(11)Dr. Watts is a director of the Company. Amount includes options to purchase 63,244 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 16, 2022.
(12)Mr. Reichling is the Company’s Chief Financial Officer. Amount includes 34,672 shares of Common Stock held directly and 274,697 shares of Common Stock issuable to him upon exercise of options or the release of restricted stock units that are vested or vest within 60 days of March 16, 2022.
(13)Mr. Price is the Company’s Senior Vice President and Head of Commercial Operations, Americas. Amount includes 14,927 shares of Common Stock held directly and 244,542 shares of Common Stock issuable to him upon exercise of options or the release of restricted stock units that are vested or vest within 60 days of March 16, 2022.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at the 2022 Annual Meeting of Shareholders

The Board has nominated directors Brown, Burris,Francesconi, Massarany, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts for election as directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If elected, each of the directors will hold office as a director until our 2023 Annual Meeting of Shareholders.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of directors Brown, Burris, Francesconi, Massarany, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts.

Vote Required and Board Recommendation

Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The 11 persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.

The Board recommends that shareholders vote FOR the election of each of directors Brown, Burris, Francesconi, Massarany, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts as directors of the Company.

PROPOSAL NO. 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Company’s current Certificate of Incorporation authorizes the issuance of 105,000,000 shares of the Company’s capital stock, of which 100,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as preferred stock. On March 16, 2022, the Board adopted and approved an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the total number of authorized shares of the Company’s capital stock to 205,000,000 shares, of which 200,000,000 shares are to be designated as Common Stock and 5,000,000 shares are to be designated as preferred stock, subject to Shareholder approval. The Board has declared the proposed Charter Amendment to be advisable and in the best interests of the Company and the Shareholders and has directed that the adoption and approval of the Charter Amendment be submitted to the Shareholders for their consideration at the Annual Meeting. The text of the proposed Charter Amendment is attached hereto as Appendix A.

Purpose and Background of the Proposed Share Amendment

As of March 16, 2022, there were approximately 69,661,265 shares of Common Stock issued and outstanding, which does not include approximately: 6,850,974 shares of Common Stock issuable upon the exercise of outstanding options to purchase Common Stock; 2,718,182 shares of RSU awards which have not yet vested; 2,872,042 shares of Common Stock reserved for future issuance under the 2012 Incentive Plan; 305,557 shares of Common Stock reserved for future issuance under our 2016 Employee Stock Purchase Plan; 3,897,307 shares of Common Stock reserved for issuance upon conversion of the Company’s outstanding 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) (based on $120.5 million aggregate principal amount of Convertible Notes outstanding as of March 16, 2022 and an initial conversion rate of 32.3428 shares of common stock per $1,000 principal amount of Convertible Notes); and 3,954,546 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock. Based upon our issued and reserved shares of Common Stock, there are approximately 9,740,127 shares of Common Stock available for issuance in the future for other corporate purposes. If approved by the Shareholders, a total of 5,500,000 shares of Common Stock will be reserved for grant under the 2022 Incentive Plan and no awards will be granted under the 2012 Incentive Plan or any other prior plan on or after the effective date of the 2022 Incentive Plan. See “Proposal No. 3 Approval of the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan” for additional information.

The purpose of the proposed Charter Amendment is to allow the Company to have a sufficient number of shares of authorized and unissued Common Stock for issuance in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give the Company greater flexibility and will allow the shares to be issued from time to time as determined by the Board and, unless otherwise required by NASDAQ rules or other applicable rules and regulations, without the expense and delay of a special shareholders’ meeting to approve the additional authorized capital stock. The corporate purposes for which the Company may issue Common Stock could include, without limitation, issuances in connection with stock splits or stock dividends, issuances in connection with future acquisitions, issuances pursuant to equity awards granted under current or future equity compensation plans, issuances in connection with equity financings and issuances in connection with exchange transactions. There are currently no commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed Charter Amendment.

Effect of Proposed Charter Amendment

The issuance of additional shares of Common Stock in the future may have the effect of diluting earnings or loss per share, as well as the ownership and voting rights of the holders of our then-outstanding Common Stock. In addition, while the increase in the authorized number of shares of Common Stock is not designed to deter or prevent a change of control, under some circumstances we could use the additional authorized shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of Common Stock be used as a type of anti-takeover device.

Rights of Additional Authorized Shares

Any authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock then-outstanding. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

Implementing the Proposed Charter Amendment

If approved by the Shareholders at the Annual Meeting, the proposed Charter Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing is expected to occur promptly after the Annual Meeting.

Vote Required and Board Recommendation

Pursuant to applicable Delaware law, approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

The Board recommends that the Shareholders vote FOR Proposal 2.

PROPOSAL NO. 3

APPROVAL OF THE ACCELERATE DIAGNOSTICS, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN

General

The Company currently sponsors, and grants equity-based compensation awards pursuant to, the Accelerate Diagnostics, Inc. 2012 Omnibus Incentive Compensation Plan (the “2012 Incentive Plan”). The 2012 Incentive Plan will automatically expire pursuant to its terms in October 2022. Accordingly, on March 16, 2022, the Board approved, subject to the approval of our stockholders, the Accelerate Diagnostics, Inc. 2022 Omnibus Incentive Compensation Plan (the “2022 Incentive Plan”). The 2012 Incentive Plan will be automatically replaced and superseded by the 2022 Incentive Plan on the date on which the 2022 Incentive Plan is approved by our stockholders (the “Effective Date”), provided that any outstanding awards granted under the 2012 Incentive Plan will remain in effect pursuant to their terms. If stockholder approval is not received, the 2012 Incentive Plan will remain in place until it automatically expires by its terms in October of 2022.

If the 2022 Incentive Plan is approved, as of its Effective Date and subject to the share counting rules and other adjustments described in the 2022 Incentive Plan, a total of 5,500,000 shares will be available for grant under the 2022 Incentive Plan. No awards will be granted under the 2012 Incentive Plan or any other prior plan on or after the Effective Date of the 2022 Incentive Plan. We anticipate that the adoption of the 2022 Incentive Plan and the additional 5,500,000 shares we are requesting to be reserved for grant under the 2022 Incentive Plan will allow the Compensation Committee to grant awards for the next two (2) years, although this could change based on other factors, including but not limited to merger and acquisition activity.

As of the date the 2022 Incentive Plan was approved by our Board, all of the shares previously reserved and available for grant under the 2012 Incentive Plan had been depleted. The table below presents our potential fully diluted overhang levels as of March 16, 2022 before and after effectiveness of the 2022 Incentive Plan:

(A) Equity awards outstanding as of March 16, 2022	9,569,156
(B) Shares available for grant under the 2012 Incentive Plan	2,872,042
(C) Additional requested shares for 2022 Incentive Plan	5,500,000
(D) Common shares outstanding	69,661,265
Fully Diluted Overhang prior to effectiveness of 2022 Incentive Plan (A+B)/(A+B+D)	15%
Fully Diluted Overhang after effectiveness of 2022 Incentive Plan (A+B+C)/(A+B+C+D)	20%

Our burn rate for the last three years (the “Burn Rate”), which we define as the total number of shares subject to awards granted in a calendar year expressed as a percentage of our weighted average shares outstanding, was 5.02% for 2021, 4.41% for 2020, and 6.87% for 2019, and the average Burn Rate over the last three years was 5.41%. If the 2022 Incentive Plan is not approved, we will no longer be able to grant equity-based compensation awards, which would have a detrimental effect on our ability to attract, retain and motivate our employees, officers, directors and consultants. The Board believes the potential dilution from equity issuances to be made under the 2022 Incentive Plan and our historical Burn Rate is reasonable and that approval of the 2022 Incentive Plan is in the best interests of our stockholders as it allows us to continue awarding equity incentives, which are an important component of our overall compensation program.

The closing price of our common stock, as reported on The Nasdaq Capital Market on March 16, 2022, was $1.90 per share. If the 2022 Incentive Plan is approved by our stockholders, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the shares authorized for issuance under the 2022 Incentive Plan. Set forth below is a summary of the principal provisions of the 2022 Incentive Plan. The summary is qualified by reference to the full text of the 2022 Incentive Plan, which is attached to this proxy statement as Appendix B.

Summary of Plan Features

Purpose. The Board believes that the 2022 Incentive Plan promotes the success and enhances the value of the Company by aligning the interests of participants in the 2022 Incentive Plan with those of the Company’s shareholders and by providing those individuals with an incentive for outstanding performance to generate significant returns for the Company’s shareholders. The Board also believes that the flexible terms and conditions of the 2022 Incentive Plan, which permit the grant of various forms of equity awards with a variety of terms and conditions, allow the Company to attract, retain and motivate individuals upon whose judgment, interest and effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2022 Incentive Plan is administered by the Compensation Committee (“Committee”) or, with respect to non-employee directors, the Board. The Committee shall at all times consist of at least two (2) individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b‑3(b)(3) of the General Rules and Regulations of the Exchange Act; and (ii) “independent” for purposes of the NASDAQ Listing Rules, in each case, as each such rule or regulation is in effect from time to time. The Committee, by majority action, is authorized to interpret the 2022 Incentive Plan, to prescribe, amend, and rescind rules and regulations relating to the 2022 Incentive Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the 2022 Incentive Plan, to the extent they are not contrary to express provisions of the 2022 Incentive Plan.

The Committee has the authority, without limitation, to: (i) designate participants to receive awards; (ii) determine the type or types of awards and the times when awards are to be granted; (iii) determine the number of awards to be granted and the number of shares of Common Stock to which an award will relate; (iv) determine the terms and conditions of any award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (v) determine whether, to what extent, and in what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, Common Stock, other awards, or other property, or whether an award may be cancelled, forfeited, exchanged or surrendered; (vi) prescribe the form of each award agreement, which need not be identical for each participant; (vii) decide all other matters that must be determined in connection with an award; (viii) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the 2022 Incentive Plan; (ix) amend or modify any outstanding award to the extent the terms of such award are within the power and authority of the Committee as provided under the 2022 Incentive Plan; (x) interpret the terms of, and determine any matter arising pursuant to, the 2022 Incentive Plan or any award agreement and correct any defects and reconcile any inconsistencies in the 2022 Incentive Plan or any award agreement; and (xi) make all other decisions or determinations that may be required pursuant to the 2022 Incentive Plan or an award agreement as the Committee deems necessary or advisable to administer the 2022 Incentive Plan.

Pursuant to the Committee’s specific written delegation, the Company’s CEO has the authority to grant awards to employees to expedite the hiring process and retain talented employees. The CEO does not have the authority to grant awards to any individual who is or may upon hiring become employees subject to Section 16 of the Exchange Act.

Stock Subject to the 2022 Plan. The total number of shares of Common Stock reserved and available for grant pursuant to the 2022 Incentive Plan shall be 5,500,000, plus the number of shares of Common Stock that remain available or that otherwise become available for grant under the 2012 Plan and all Prior Plans (as defined in the 2022 Incentive Plan) following its Effective Date. The maximum number of shares of Common Stock that may be issued as incentive stock options under the 2022 Incentive Plan is the same numeric limitation set forth in the preceding sentence. Shares delivered pursuant to the 2022 Incentive Plan may consist of authorized but unissued Common Stock, treasury stock, or Common Stock purchased on the open market. The amount of Common Stock reserved for grants pursuant to the 2022 Incentive Plan is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

If any award granted under a Prior Plan terminates, expires, lapses for any reason, any Common Stock subject to or surrendered for such award will again be available for grant under the 2022 Incentive Plan. The exercise of a stock-settled stock appreciation right (“SAR”) or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of Common Stock available for grant by the entire number of shares of Common Stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of Common Stock will be issued upon such an exercise. Common Stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2022 Incentive Plan. Awards that are settled in cash will not be charged against the number of shares available for grant.

The aggregate grant date fair value of awards (including share-based and cash-based awards) that may be granted under the 2022 Incentive Plan to a non-employee director, plus the aggregate amount of all cash payments made to such non-employee director, for service as director during any fiscal year may not exceed $750,000.

Eligibility. All employees, officers, directors of, and certain consultants and advisers to, the Company or its subsidiaries are eligible to participate in the 2022 Incentive Plan. Awards may also be granted to prospective employees or members of the Board subject to certain requirements.

Awards Available Under the 2022 Incentive Plan. Each of the following types of awards may be granted pursuant to the 2022 Incentive Plan:

•Stock Options. An option entitles the participant to purchase shares of Common Stock in the future at a specified price. The Committee may grant both incentive stock options and nonqualified stock options under the 2022 Incentive Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2022 Incentive Plan will be at least 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but no option may be exercised more than ten (10) years from the date of grant. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock held for longer than six (6) months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Common Stock will be delivered or deemed delivered to participants. Special rules will apply to incentive stock options as provided in the 2022 Incentive Plan. A participant will have no rights as a shareholder with respect to options until the shares of Common Stock are actually issued in connection with the award.

•Stock Appreciation Rights. A SAR award gives the participant the right to share in the appreciation in value of one share of Common Stock. Appreciation is calculated as the excess, if any, of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the base value fixed by the Committee on the date of grant, which may not be less than the fair market value of a share of Common Stock on the date of grant. SARs are exercisable at such times and subject to such restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than ten (10) years following the date of grant. The award agreement will specify whether the payment for the SARs shall be in cash, Common Stock of equivalent value, or in a combination thereof.

•Restricted Stock. A restricted stock award gives the participant the right to receive a specified number of shares of Common Stock at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the Common Stock and subject the Common Stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested restricted Common Stock will be forfeited.

•Restricted Stock Units. A restricted stock unit award gives the participant the right to receive Common Stock, a cash payment, or a combination thereof, equal to the fair market value of our Common Stock (determined as of a specified date) in the future, subject to certain restrictions and to the risk of forfeiture. Participants holding restricted stock units have no voting rights with respect to the shares of Common Stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested restricted stock units will be forfeited.

•Stock Grant Awards. A stock grant award gives the participant the right to receive (or purchase at a price determined by the Committee), a designed number of shares of Common Stock free of any vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Committee.

•Stock Unit Awards. A stock unit award gives the participant the right to receive a designated number of shares of Common Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of Common Stock, in the future free of any vesting restrictions. A stock unit award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

•Performance Shares. A performance share award gives the participant the right to receive a specified number of shares of Common Stock if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•Performance Units. A performance unit award gives the participant the right to receive a specified number of shares of Common Stock, a cash payment or a combination of Common Stock and cash, if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•Performance Cash Awards. A performance cash award gives the participant the right to receive a cash payment if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

Restrictions. Except as described above, the Committee may impose such restrictions on any awards under the 2022 Incentive Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which our Common Stock is then listed and under any blue sky or state securities law applicable to the awards.

Change of Control. If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have the obligation, to provide, in an award agreement or thereafter, that all or part of outstanding awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. In addition, upon, or in anticipation of, a Change of Control, the Committee may: (i) cause all outstanding awards to be cancelled and terminated as of a specified date and give each participant the right to exercise such awards during a period of time as the Committee, in its sole discretion, shall determine, or (ii) cause all outstanding awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A, any actions taken by the Board in connection with a Change of Control shall be done in compliance with Section 409A of the Code.

Clawback of Awards. Every award issued under the 2022 Incentive Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy. By accepting an award, a participant agrees to return to the Company the full amount required by applicable law or Company policy.

Nontransferability. The Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2022 Incentive Plan. Unless otherwise determined by the Committee, no award granted under the 2022 Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order in favor of a spouse (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that the order pertains to an award), or, if applicable, until the termination of any restricted or performance period as determined by the Committee. Notwithstanding the foregoing, the Committee shall have the authority to allow a participant to transfer awards, including SARs and options, to family members.

A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If no beneficiary has been designated or survives the participant, payment will be made to the person entitled thereto under the participant’s will or the laws of descent and distribution. Subject to the foregoing, a participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

Adjustment Provisions. If there is a change in the outstanding shares of Common Stock because of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall, in its sole discretion and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (i) the number and class of shares of Common Stock made available for grant; (ii) the number of shares of Common Stock set forth in the various numeric limits expressed in the 2022 Incentive Plan; (iii) the number and class of and/or price of shares of Common Stock, units, or other rights subject to the then-outstanding awards; (iv) the performance targets or goals appropriate to any outstanding awards; or (v) any other terms of an award that are affected by the event. Notwithstanding anything in the 2022 Incentive Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustments made pursuant to the 2022 Incentive Plan’s adjustment provisions shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

Replacement Awards. In the event of any corporate transaction in which the Company or a subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which equity awards are then outstanding (the “Acquired Plan”), the Committee may make awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee. Any shares of stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described above under “Adjustment Provisions,” be available for use in making awards under this 2022 Incentive Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with the NASDAQ Listing Rules (or rules of any other exchange upon which our Common Stock is then traded), including, but not limited to, NASDAQ Listing Rule 5635(c), including IM-5635-1, as such rules may be amended or replaced from time to time.

Amendment, Modification and Termination of Plan. With the approval of the Board, the Committee may, at any time and from time to time, terminate, amend or modify the 2022 Incentive Plan. Any such action of the Committee is subject to the approval of the shareholders to the extent required by law, regulation or the rules of any exchange on which our Common Stock is then listed, quoted or traded. Except as otherwise provided in the 2022 Incentive Plan, neither the Board nor the Committee may, without the approval of shareholders: (i) increase the number of shares available for grant under the 2022 Incentive Plan; (ii) permit the Committee to grant options or SARs with an exercise price or base value that is below fair market value on the date of grant; (iii) permit the Committee to extend the exercise period for an option or SAR beyond ten (10) years from the date of grant; (iv) amend the 2022 Incentive Plan to permit the Committee to reprice previously granted options; (v) amend the 2022 Incentive Plan to permit the Committee to reprice previously granted SARs; (vi) extend the duration of the 2022 Incentive Plan; or (vii) expand the type of awards available for grant under the 2022 Incentive Plan or expand the class of participants eligible to participate in the 2022 Incentive Plan.

Except as provided in the next sentence, or in connection with a change of control, no amendment, modification, or termination of the 2022 Incentive Plan or any award agreement shall in any material manner adversely affect any award previously granted under the 2022 Incentive Plan without the consent of the participant. The participant’s consent is unnecessary if the change: (i) is required by law or regulation; (ii) does not adversely affect in any material way the rights of the participant; or (iii) is required to cause the benefits under the 2022 Incentive Plan to comply with the provisions of Section 409A of the Code.

Tax Withholding. The Company will have the power to withhold, or require a participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse tax consequence or cost to the Company) to satisfy federal, state, and local withholding tax requirements on any award under the 2022 Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information. The following is a brief summary of certain federal income tax consequences of certain transactions under the 2022 Incentive Plan based on federal income tax laws in effect on as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state, local, or foreign income tax consequences which may also be applicable.

As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize income on a stock grant award at the time of grant and, subject to any deduction limitations set forth in the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognize by the participant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, performance shares, performance units, performance cash awards, or stock unit awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of our Common Stock or amount received on the date of exercise, lapse of restriction or payment. Subject to any deduction limitations set forth in the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the Common Stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the Common Stock received is not subject to a substantial risk of forfeiture or is transferable). If Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two (2) years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the Common Stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this tax favored treatment and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Code, among other things, expanded the definition of deferred compensation arrangements to include, for example, below market option and SAR grants, restricted stock units, performance shares, performance units, performance cash awards, and stock units. If awards that are subject to Section 409A fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2022 Incentive Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2022 Incentive Plan in such a manner.

The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.

Special Rules Applicable to Officers. In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Common Stock received so long as the sale of the Common Stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six (6) months.

Tax Consequences to the Company or Its Subsidiaries. To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.

New Plan Benefits. The Company has not approved any awards that are conditioned upon stockholder approval of the 2022 Incentive Plan. Awards under the 2022 Incentive Plan will be determined by the Committee in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2022 Incentive Plan. If the 2022 Incentive Plan had been in effect in fiscal year 2021, we expect that our award grants for fiscal year 2021 would not have been different from those actually made in that year under the 2012 Incentive Plan. The following table sets forth the awards that were granted during 2021 under the 2012 Incentive Plan to (i) each of our NEOs; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

Name and Position	Aggregate Grant Date Fair Value of Stock Awards ($)	RSUs Awarded (#)	Number of PSUs Awarded (#)	Options Awarded (#)
Jack Phillips President and CEO	2,918,596	286,490	103,299	—
Steve Reichling CFO	1,265,602	140,657	—	—
Ron Price Senior Vice President and Head of Commercial Operations, America	1,112,594	123,673	—	—
Executive Group	4,390,076	341,742	8,507	100,000
Non-Executive Director Group	1,614,166	4,396	—	388,804
Non-Executive Officer Employee Group	21,076,757	1,574,518	121,666	1,000

Vote Required and Board Recommendation

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 3.

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Proposed Advisory Resolution of Shareholders

At the Annual Meeting, Shareholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the shareholders of Accelerate Diagnostics, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the accompanying compensation tables and the related narrative discussion.

Background on Proposal

As required by Section 14A of the Exchange Act and in accordance with SEC rules, Shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution for the approval of the compensation of our NEOs (commonly referred to as “say-on-pay”). For more information about the compensation that we paid to our NEOs during 2021, as well as a description of our overall executive compensation philosophy and program, please refer to the “Compensation Overview” and “Executive Compensation” sections of this Proxy Statement.

As selected by our Shareholders at the 2019 Annual Meeting of Shareholders and approved by our Board, the say-on-pay vote is held every three years.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Vote Required and Board Recommendation

This proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 4.

PROPOSAL NO. 5

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS

Audit Committee Appointment – Ernst & Young LLP

Our Audit Committee, pursuant to authority granted to it by the Board, has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to examine our annual consolidated financial statements for the year ending December 31, 2022. The Board is submitting this proposal to the vote of the Shareholders in order to ratify the Audit Committee’s selection. If Shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2022, although the Audit Committee will be under no obligation to change its selection. Ernst & Young LLP has been our independent registered public accounting firm since July 1, 2013.

Fees Billed by Ernst & Young, LLP

Audit Fees

Fees and related expenses for the audit by Ernst & Young, LLP of our annual financial statements, its review of the financial statements included in our quarterly reports and other services that were provided in connection with statutory and regulatory filings totaled approximately $0.9 million for the year ended December 31, 2021 and $0.7 million for the year ended December 31, 2020.

Audit-Related Fees

During the years ended December 31, 2021 and 2020, Ernst & Young, LLP did not bill us for any audit-related fees.

Tax Fees

During the years ended December 31, 2021 and 2020, Ernst & Young, LLP did not bill us for tax-related professional services.

All Other Fees

During the years ended December 31, 2021 and 2020, Ernst & Young, LLP billed us $1,755 and $1,500, respectively, for other professional services, which includes a subscription to accounting-related reference information.

Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent registered public accounting firm. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2021 and 2020, all services billed by Ernst & Young, LLP were pre-approved by the Audit Committee in accordance with this policy.

Attendance at Annual Meeting

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

This proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons. These policies and procedures are generally not in writing but are evidenced by long standing principles adhered to by our Board. The disinterested members of the Board review, approve and ratify transactions that involve “related persons” and potential conflicts of interest. Related persons must disclose to the disinterested members of the Board any potential related person transactions and must disclose all material facts with respect to such transaction. All such transactions will be reviewed by the disinterested members of the Board and, in their discretion, approved or ratified. In determining whether to approve or ratify a related person transaction the disinterested members of the Board will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

Since the beginning of fiscal year 2020, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:

•David Patience, who is the son of John Patience, our Chairman of the Board, is an employee of the Company. From January 2020 through June 2020 Mr. D. Patience's annual salary was $145,000. Mr. D. Patience participated in the 2020 Sub-Plan electing to forfeit $60,000 in 2020 salary in exchange for 15,161 nonqualified stock options. From July 2020 through January 2021 Mr. D. Patience's annual salary was $170,000. On June 29, 2020, the Compensation Committee approved temporary salary reductions for Company management because of the ongoing COVID-19 crisis. To compensate impacted employees, the Compensation Committee approved awards of RSUs under the 2012 Incentive Plan. Mr. D. Patience incurred a salary reduction of $12,500 in exchange for 1,355 RSUs. For the year ended December 31, 2020, Mr. D. Patience was granted an aggregate of 23,575 stock options, and for the year ended December 31, 2021, Mr. D. Patience was granted an aggregate of 45,414 RSUs.

•On March 22, 2018, the Company entered into a purchase agreement with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $150 million aggregate principal amount of 2.50% Convertible Senior Notes due 2023 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “securities Act”). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of the Convertible Notes on the same terms and conditions, which was partially exercised by the Initial Purchasers on April 4, 2018 and resulted in an aggregate of $171.5 million of Convertible Notes issued.

The Schuler Family Foundation (the “Foundation”) purchased an aggregate of $30.0 million of the Convertible Notes in the March 22, 2018 offering on the same terms as those under which other investors purchased the Convertible Notes, although no discount or commission in respect of such notes purchased by the Foundation was paid by the Company to the Initial Purchasers. During 2019 the Foundation purchased an additional $12.0 million of Convertible Notes on the open market. The Convertible Notes purchased by the Foundation constitute part of the same series as the other Convertible Notes sold in the offering, including with respect to voting rights under the indenture governing the Convertible Notes. Jack Schuler, a member of our Board, is the President of the Foundation.

The Convertible Notes bear interest at a rate of 2.50% per year, payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2018. The Convertible Notes will mature on March 15, 2023, unless earlier repurchased by the Company or converted pursuant to their terms. The initial conversion rate of the Convertible Notes is 32.3428 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $30.92 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination thereof, at its election.

For the years ended December 31, 2020 and 2021, interest on the Convertible Notes in the aggregate amount of $1.1 million and $1.1 million, respectively, was paid to the Foundation. In September 2021, the Foundation transferred by gift the $42.0 million aggregate principal amount of Notes held by the Foundation to the Schuler Initiative Supporting Charitable Trust, a tax-exempt organization that is not an affiliate of Mr. Schuler

•On August 20, 2019, the Company entered into a securities purchase agreement (the August 2019 Purchase Agreement”) with the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019 (the “Phillips Trust”) for the issuance and sale by the Company of an aggregate of 55,586 shares of the Company’s Common Stock in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The shares were sold at a purchase price (determined in accordance with NASDAQ rules relating to the “market value” of the shares) of $17.99 per share, which was equal to the consolidated closing bid price reported by NASDAQ immediately preceding the time the Company entered into the August 2019 Purchase Agreement, for an aggregate purchase price of approximately $1 million. The spouse of Jack Phillips, our President and Chief Executive Officer and a member of our Board, is the beneficiary of the Phillips Trust, and a third-party serves as the trustee for the Phillips Trust.

•On December 24, 2020, the Company entered into a securities purchase agreement (the “December 2020 Securities Purchase Agreement”) with Jack W. Schuler, John Patience, Matthew Strobeck, Mark C. Miller, Thomas D. Brown and Jack Phillips, or entities affiliated with such persons (collectively, the “Original Purchasers”), for the issuance and sale by the Company of an aggregate of 4,166,663 shares of the Company’s common stock (the “Shares”), to the Original Purchasers in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Each of Jack W. Schuler, John Patience, Matthew Strobeck, Mark C. Miller, Thomas D. Brown and Jack Phillips is a member of the Board. Mr. Phillips also serves as the Company’s President and Chief Executive Officer. Additionally, on December 24, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Original Purchasers in connection with the December 2020 Securities Purchase Agreement pursuant to which the Company agreed to register the resale of the Shares pursuant to the terms set forth therein.

The Jack W. Schuler Living Trust (the “Schuler Trust”), which was the entity affiliated with Jack W. Schuler that originally entered into the December 2020 Securities Purchase Agreement for the purchase of 3,964,843 Shares for an aggregate purchase price of approximately $30.5 million, subsequently entered into an assignment and assumption agreement whereby it assigned all of its rights and obligations as an Original Purchaser to three other entities under the December 2020 Securities Purchase Agreement (collectively, the “Schuler Purchasers”). These three entities are related to Jack W. Schuler but are not affiliates of his.

Pursuant to the December 2020 Securities Purchase Agreement, the Original Purchasers agreed to purchase the Shares at a purchase price (determined in accordance with NASDAQ rules relating to the “market value” of the Company’s common stock) of $7.68 per share, which was equal to the consolidated closing bid price reported by NASDAQ immediately preceding the time the Company entered into the December 2020 Securities Purchase Agreement, for an aggregate purchase price of approximately $32 million.

The December 2020 Securities Purchase Agreement contemplated that the closing of the purchase and sale of the Shares would occur in three approximately equal tranches on the dates specified in the agreement or such other dates as the parties may agree, with the first and second tranches having closed on February 19, 2021 and April 9, 2021, respectively, whereby the Company received total proceeds of approximately $21.3 million.

On September 17, 2021, the Company entered into a rescission agreement (the “Rescission Agreement”) with the Schuler Purchasers and the Schuler Trust pursuant to which, effective as of January 29, 2021, the Company and the Schuler Purchasers agreed to rescind and unwind the December 2020 Securities Purchase Agreement and the Registration Rights Agreement for all legal, tax and financial purposes ab initio as if the related transactions, including the issuance and sale of an aggregate of 2,643,228 Shares in the first two tranche closings and the third tranche (as discussed below) under the December 2020 Purchase Agreement, had never occurred with respect to the Schuler Purchasers and the Company. The Rescission Agreement was entered into due to the unanticipated legal, tax and/or financial consequences that may have otherwise resulted from the December 2020 Purchase Agreement and the Registration Rights Agreement.

On September 30, 2021, the Company closed the final third tranche in connection with the December 2020 Securities Purchase Agreement and received total proceeds of approximately $0.5 million. In accordance with the Rescission Agreement, the Schuler Purchasers did not participate in the third tranche. During the year ended December 31, 2021, the Company issued 201,820 Shares and received total proceeds of approximately $1.5 million under the December 2020 Securities Purchase Agreement. On February 3, 2022, the Company filed a registration statement on Form S-3 to register the resale of such Shares, which became effective on February 11, 2022.

•On September 22, 2021, the Company entered into a new securities purchase agreement (the “September 2021 Securities Purchase Agreement”) with the Schuler Purchasers for the issuance and sale by the Company of an aggregate of 3,954,546 shares of the Company’s newly designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”), to the Schuler Purchasers in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The Series A Preferred Shares were sold at a purchase price of $7.70 per share for an aggregate purchase price of approximately $30.5 million. For additional information regarding the Series A Preferred Stock, see the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2021.

•On November 29, 2021, the Schuler Trust purchased 1,000,000 shares of Common Stock at a price of $5.00 per share in an “at-the-market” (“ATM”) offering conducted by the Company under its ATM equity offering program established in May 2021.

The above related-party transactions were approved or ratified by the disinterested members of the Board.

ANNUAL REPORT

A copy of our Annual Report is being furnished to Shareholders concurrently herewith. An additional copy of our Annual Report may be obtained from www.proxyvote.com, or will be furnished, without charge, to beneficial shareholders or shareholders of record as of the record date upon request in writing to Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714 or by telephone to (520) 365-3100.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

Accordingly, Shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report unless contrary instructions are received. We will deliver promptly a separate copy of such proxy materials to any Shareholder who resides at a shared address and to which a single copy of the documents was delivered, if the Shareholder makes a request by contacting our Corporate Secretary at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, or by telephone at (520) 365-3100. If you wish to receive separate copies of proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other agent if your shares are held in street name. Alternatively, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. either by calling toll-free at 1-800-542-1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2023 ANNUAL MEETING

If any Shareholder of the Company desires to have a proposal included in the Company’s 2023 proxy statement and form of proxy distributed by the Board pursuant to and in compliance with Rule 14a-8 under the Exchange Act, such proposal must be received at the Company’s offices, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attention: Corporate Secretary, not later than December 8, 2022. However, in the event that the Company holds its 2023 Annual Meeting of Shareholders more than 30 days before or 30 days after the one-year anniversary date of the 2022 Annual Meeting of Shareholders, the Company will disclose the new deadline by which shareholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform Shareholders.

Proposals to be presented at the 2023 Annual Meeting of Shareholders that are not intended for inclusion in the proxy statement, including director nominations, must be submitted by notice in writing and received by the Company at the above address no earlier than January 13, 2023 nor later than by February 12, 2023. However, if the 2023 Annual Meeting of Shareholders is held more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the 2022 Annual Meeting of Shareholders, such notice must be so received no earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting of Shareholders and not later than the close of business on the later of: (1) the 90th day prior to such annual meeting and (2) the 10th day following the date the first public disclosure of the date of such annual meeting.

In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2023.

Please refer to the advance notice provisions of our Amended and Restated Bylaws for additional information and requirements regarding shareholders proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 12, 2022:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ACCELERATE DIAGNOSTICS, INC.

Accelerate Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the following resolutions were duly adopted by the Corporation’s Board of Directors, in accordance with the Corporation’s Bylaws and the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation as follows:

RESOLVED, that the Certificate of Incorporation be amended by deleting the current text of the first paragraph of Article IV (Capital Stock) in its entirety and replacing it with the following text (the “Amendment”):

“The Corporation shall be authorized to issue two classes of shares of capital stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock and Preferred Stock that the Corporation shall have the authority to issue is two hundred and five million (205,000,000), of which two hundred million (200,000,000) shares shall be Common Stock, par value $0.001 per share, and five million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

FURTHER RESOLVED, any officer of the Corporation is authorized and directed to execute and file the Amendment with the Secretary of State of the State of Delaware and to take such further actions and execute such additional documents and make such additional filings as such officer shall determine to be necessary or appropriate to effectuate the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by the officers, directors, or agents of the Corporation relating to the foregoing resolutions, be, and hereby are, approved, adopted, ratified, and confirmed in all respects.

SECOND: The foregoing Amendment to the Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved by the Corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned duly authorized officer who declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct to his knowledge.

Dated: [•], 2022

ACCELERATE DIAGNOSTICS, INC.

Steve Reichling
Chief Financial Officer

APPENDIX B

ACCELERATE DIAGNOSTICS, INC.
2022 OMNIBUS EQUITY INCENTIVE PLAN

EFFECTIVE DATE: March 16, 2022
APPROVED BY SHAREHOLDERS: May 12, 2022
EXPIRATION DATE: March 16, 2032

ARTICLE 1
ESTABLISHMENT; PURPOSE; GLOSSARY

1.1ESTABLISHMENT. Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), hereby establishes the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”). The Plan will supersede and replace the Company’s 2012 Omnibus Equity Incentive Plan (the “2012 Plan”) and all other Prior Plans. No awards will be made pursuant to the 2012 Plan or any other Prior Plan on or after the Effective Date (as defined below); provided, that, the 2012 Plan and all Prior Plans shall remain in effect until all awards granted under the 2012 Plan and such Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such grants.

1.2PURPOSE. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interest of the Participants to those of the Company’s shareholders by providing the Participants with an incentive for outstanding performance. To further these objectives, the Plan allows for the award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares, Performance Units, and Performance Cash.

1.3GLOSSARY. Defined terms used in this Plan are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

ARTICLE 2
EFFECTIVE DATE; EXPIRATION DATE

2.1.EFFECTIVE DATE. The Plan will become effective on the date it is approved by the shareholders at the Company’s 2022 Annual Meeting (the “Effective Date”).

2.2.EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the 10th anniversary of the Effective Date. Any Awards that are outstanding on the 10th anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
ADMINISTRATION

3.1COMMITTEE. The Plan shall be administered by the Committee or, with respect to non-employee directors, the Board. The Committee shall consist of 2 or more individuals, each of whom qualifies as: (a) a “non-employee director” as defined in Rule 16b‑3(b)(3) of the General Rules and Regulations of the Exchange Act; and (b) “independent” for purposes of the NASDAQ Listing Rules (or rules of any other exchange upon which the Stock is then traded), in each case, as each such rule or regulation is in effect from time to time. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. All references in the Plan to the “Committee” shall be, as applicable, to the Board or the Committee.

3.2ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

3.3AUTHORITY OF COMMITTEE. The Committee has the power and authority to take the following actions: (a) designate Participants to receive Awards; (b) determine the type or types of Awards and the times when Awards are to be granted to each Participant; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (e) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each Award Agreement, which need not be identical for each Participant; (g) decide all other matters that must be determined in connection with an Award; (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; (i) amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan; (j) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement and correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement; and (k) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.

3.4DECISIONS BINDING. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan.

3.5DELEGATION to CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to employees (other than to employees who are or may become upon hiring employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.
ARTICLE 4
SHARES SUBJECT TO THE PLAN

4.1NUMBER OF SHARES. Subject to adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is 5,500,000, plus the number of shares of Stock that remain available or, as described in Section 4.2 otherwise become available, for grant under the terms of the 2012 Plan and all Prior Plans following the Effective Date. As provided in Section 1.1, no Awards will be made pursuant to the 2012 Plan or any other Prior Plan on or after the Effective Date.

4.2SHARE COUNTING. For purposes of determining the number of shares of Stock available for grant under the Plan from time-to-time:

(a)In the event any Award granted under this Plan, or any award outstanding under any Prior Plan on or after the Effective Date, is forfeited, terminated, cancelled, or expired, the number of shares of Stock subject to such Award or Prior Plan award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter be available for grant under the Plan (i.e., any prior charge against the numeric limit in Section 4.1 shall be reversed).

(b)If shares of Stock are not delivered in connection with any Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 4.1. If an Award may be settled in cash or Stock, the rules set forth in Section 4.2(a) shall apply until the Award is settled, at which time the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 4.1 but only if the Award is settled in cash.

(c)The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for grant by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(d)Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant.

(e)If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.

(f)The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

4.3STOCK DISTRIBUTED. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or treasury Stock or Stock purchased on the open market.

4.4ADJUSTMENTS. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, the Committee shall, in its sole discretion and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 4.1; (b) the number of shares of Stock set forth in Section 7.2(h) and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock, units, or other rights subject to the then-outstanding Awards; (d) the performance targets or goals appropriate to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Notwithstanding anything in the Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.5REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or a Subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, performance shares, performance units, stock grants, stock units, restricted stock units or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. To the extent permitted by Section 409A of the Code, Options or SARs issued pursuant to this Section 4.5 shall not be subject to the requirement that the exercise price of such Award not be less than the fair market value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 4.5 shall not be counted against the number of shares of Stock reserved under this Plan under Section 4.1. Any shares of Stock authorized and available for issuance under the Acquired Plan may, subject to adjustment as described in Section 4.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Listing Rules (or rules of any other exchange upon which the Stock is then traded), including, but not limited to, NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

4.6FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 4.4 or the issuance of replacement awards as provided in Section 4.5, the total number of shares subject to any affected Award shall always be a whole number by rounding any fractional shares to the nearest whole share.

4.7LIMIT ON NON-EMPLOYEE DIRECTOR AWARDS. Notwithstanding any other provision in the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director during any fiscal year, plus the aggregate amount of all cash payments made to such non-employee director for services rendered as a director for the same fiscal year, shall not exceed $500,000 (the “Annual Director Compensation Limit”). For the avoidance of doubt, any compensation that is deferred shall be counted toward the Annual Director Compensation Limit during the year in which it is first earned.

ARTICLE 5
ELIGIBILITY; PARTICIPATION

5.1ELIGIBILITY. Persons eligible to participate in this Plan include members of the Board and employees and officers of the Company and its Subsidiaries. The Committee may determine on a case-by-case basis to make Awards to Consultants to the Company or any Subsidiary. Awards may also be granted to prospective employees or members of the Board but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or any Subsidiary.

5.2ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by separate agreement, the relevant provisions of which have been approved by the Committee.

ARTICLE 6
GENERAL RULES APPLICABLE TO ALL AWARDS

6.1AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate.

6.2STAND-ALONE AND TANDEM AWARDS. Awards may be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

6.3TERM OF AWARD. The term of each Award shall be for the period determined by the Committee; provided, that, in no event shall the term of any Option or Stock Appreciation Right exceed a period of 10 years from the Date of Grant.

6.4TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, a termination for cause or reasons relating to the breach or threatened breach of restrictive covenants.

6.5FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Subsidiary on the grant, exercise or settlement of an Award may be made in such forms as determined by the Committee, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with applicable law and rules adopted by the Committee.

6.6LIMITS ON TRANSFER.

(a)General. Except as provided in Section 7.1(f), Section 8.1(f), Section 6.6(b) or Section 6.7, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or any Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or any Subsidiary and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

(b)Transfers to Family Members. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

6.7BENEFICIARIES. Notwithstanding Section 6.6, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(d)(3), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

6.8STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations, as the Committee deems advisable in order to comply with any such laws, regulations, or requirements.

6.9CLAWBACK. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NASDAQ Listing Rules (or any other exchange upon which the Stock is then listed) pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

6.10DIVIDEND EQUIVALENTS. With respect to any Award that vests based on the achievement of Performance Goals, in no event will any dividend equivalent award vest or be paid prior to the attainment of the Performance Goals applicable to the corresponding Award and such dividend equivalent awards shall only be paid to the Participant if and to the extent that the Performance Goals related to the corresponding Award are satisfied. No dividend equivalents awards may be awarded in connection with an award of Stock Options or SARs.

ARTICLE 7
STOCK OPTIONS

7.1GENERAL. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares subject to Options granted to each Participant. Option Awards are subject to the following terms and conditions:

(a)Exercise Price. The exercise price per share of Stock pursuant to any Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(b)Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)Term of Option. Each Option shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no Option shall be exercisable later than the 10th anniversary of the Date of Grant.

(d)Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than 6 months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the 6-month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.

(e)Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

(f)Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

7.2INCENTIVE STOCK OPTIONS. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 7:

(a)Employees Only. Incentive Stock Options shall be granted only to Participants who are employees of the Company or any Subsidiary.

(b)Exercise Price. Except as provided in Section 7.2(f), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(c)Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than 10 years from the Date of Grant.

(d)Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(1)The Incentive Stock Option shall lapse 10 years from the Date of Grant, unless an earlier time is specified in the Award Agreement;

(2)The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3)If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2), the Incentive Stock Option shall lapse on the earlier of: (i) the scheduled expiration date of the Option; or (ii) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(e)Individual Dollar Limitation. The aggregate fair market value (determined as of the time an Award is made and in accordance with Section 422 of the Code) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Nonqualified Stock Options.

(f)Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than 5 years from the Date of Grant.

(g)Right to Exercise. Except as provided in Section 7.2(d)(3), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)Limitations on Number of Shares Subject to Awards. Subject to adjustment as provided in Section 4.4, the maximum number of shares that may be issued under the Plan as Incentive Stock Options is the numeric limit set forth in Section 4.1.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1GENERAL. Subject to the terms and provisions of the Plan, SARs may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determine the number of SARs granted to each Participant. SARs are subject to the following terms and conditions:

(a)Base Value. The base value per share of Stock pursuant to any SAR shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher base value in the Award Agreement.

(b)Exercise of SAR. SARs shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.

(c)Term of SAR. Each SAR shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no SAR shall be exercisable later than the 10th anniversary of the Date of Grant.

(d)Payment of SAR Amount. Upon exercise of the SAR, the Participant shall be entitled to receive a payment equal to the amount determined by multiplying (i) the excess, if any, of the fair market value of a share of Stock on the date of exercise over the base value fixed by the Committee on the Date of Grant, by (ii) the number of shares with respect to which the SAR is exercised. Payment shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment for the SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

(e)Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged.

(f)Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

ARTICLE 9
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

9.1GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Awards are subject to the following terms and conditions:

(a)Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

(b)Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited. The Committee may provide in the Award Agreement that the restrictions or forfeiture conditions relating to a Restricted Stock Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Award.

(c)Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.

9.2GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Unit Awards are subject to the following terms and conditions:

(a)Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b)Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited. The Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to a Restricted Stock Unit Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Unit Award.

(c)Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 10
STOCK GRANT AND STOCK UNIT AWARDS

10.1STOCK GRANT AWARDS. Subject to the terms and provisions of the Plan, Stock Grant Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

10.2STOCK UNIT AWARDS. Subject to the terms and provisions of the Plan, Stock Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 11
PERFORMANCE SHARES; PERFORMANCE UNITS;
AND PERFORMANCE CASH AWARDS

11.1PERFORMANCE SHARE AWARDS. Subject to the terms and provisions of the Plan, Performance Share Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.

11.2PERFORMANCE UNIT AWARDS. Subject to the terms and provisions of the Plan, Performance Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Unit Awards in cash, shares of Stock of equivalent cash value, or in a combination thereof.

11.3PERFORMANCE CASH AWARDS. Subject to the terms and provisions of the Plan, Performance Cash Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

11.4PERFORMANCE GOALS. The Performance Goal or Goals applicable to any Performance Share, Performance Unit or Performance Cash Award shall be specified by the Committee in the Award Agreement. The Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Article 11.

ARTICLE 12
CHANGE OF CONTROL

12.1BOARD DISCRETION. If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have the obligation, to provide, in the Award Agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(e), the excess Options shall be deemed to be Nonqualified Stock Options. In addition, upon, or in anticipation of, a Change of Control, the Committee may: (a) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (b) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A, any actions taken by the Board pursuant to this Article 12 shall be done in compliance with Section 409A of the Code.

12.2PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Article 12.

ARTICLE 13
AMENDMENT, MODIFICATION, AND TERMINATION

13.1AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders: (a) increase the number of shares available for grant under the Plan; (b) permit the Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (c) permit the Committee to extend the exercise period for an Option or SAR beyond 10 years from the Date of Grant; (d) amend Section 7.1(e) to permit the Committee to reprice previously granted Options; (e) amend Section 8.1(e) to permit the Committee to reprice previously granted SARs; (f) extend the duration of the Plan; or (g) expand the type of awards available for grant under the Plan or expand the class of participants eligible to participate in the Plan.

13.2AWARDS PREVIOUSLY GRANTED. Except as provided in the next sentence and subject to Section 12.2, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder of any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. The consent of the holder of a previously granted Award is not needed if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; or (c) is required to cause the benefits under the Plan to comply with the provisions of Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 14.15.

ARTICLE 14
GENERAL PROVISIONS

14.1NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

14.2NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.

14.3WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse accounting consequence or cost to the Company), in the applicable jurisdiction, to satisfy any federal, state, and local taxes required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for 6 months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 7.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

14.4NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.5UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

14.6RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.

14.7EXPENSES. The expenses of administering the Plan shall be borne by the Company.

14.8TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b‑3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b‑3 or its successors pursuant to the Securities Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.10GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NASDAQ Listing Rules (or any other exchange upon which the Stock is then listed), quoted or traded and under any blue sky or state securities laws applicable to such Award.

14.11GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the jurisdiction of incorporation of the Company.

14.12SUCCESSORS. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

14.13SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

14.14INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, or who has served as the CEO, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.15COMPLIANCE WITH SECTION 409A.

(a)General Compliance. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

(b)Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is 6 months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the 6 month period). Any amounts that would have been distributed during such 6-month period will be distributed on the day following the expiration of the 6 month period.

(c)Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.

ACCELERATE DIAGNOSTICS, INC.

By:

GLOSSARY

(a)“2012 Plan” means the Company’s 2012 Omnibus Equity Incentive Plan.

(b)“Acquired Plan” has the meaning ascribed to it in Section 4.5.

(c)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Performance Cash, Stock Grant, or Stock Unit Award granted to a Participant under the Plan.

(d)“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

(e)“Board” means the Board of Directors of the Company.

(f)“Change of Control” means and shall be deemed to have occurred as of the date of the occurrence of any of the following events:

(1)Any person, or more than one person acting as a group (as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing 40% or more of the total voting power of the stock of Company, unless such person is, or shall be, a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned, directly or indirectly, by the shareholders of Company in substantially the same proportion as their ownership of stock of Company;

(2)The sale, transfer or other disposition of all or substantially all of the assets of the Company to a person other than the Company or a Subsidiary; or

(3)During any period of 12 consecutive months, excluding any period prior to the Effective Date, the majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election.

Notwithstanding the foregoing, except as otherwise provided in an Award Agreement, a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code.

(g)“Chief Executive Officer” or “CEO” means the President and Chief Executive Officer of the Company.

(h)“Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(i)“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board designated by the Board to administer the Plan pursuant to Section 3.1.

(j)“Company” means Accelerate Diagnostics, Inc., a Delaware corporation and any successor corporation.

(k)“Consultant” means any consultant or advisor or independent contractor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person: (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; (ii) does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

(l)“Date of Grant” means, as determined by the Committee (or CEO with respect to an Award granted pursuant to Section 3.5), the latest to occur of: (i) the date as of which the Committee (or CEO) approves an Award; (ii) the date on which an Award to a prospective employee, officer, or member of the Board first becomes effective; or (iii) such other date as may be specified in the Award Agreement.

(m)“Disability” means “disability” as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.

(n)“Effective Date” has the meaning ascribed to it in Section 2.1.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(p)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(q)“Fair Market Value” means, as of any given date, the closing price for the Stock as reported on the NASDAQ (or any other exchange upon which the Stock is then listed) on that date or the closing price for the Stock on the immediately preceding date or, if no such prices are reported on either such date, the closing price on the last day on which such prices were reported.

(r)“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships, a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest or voting interest, or any other person or entity who is identified as a “family member” under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

(s)“Incentive Stock Option” means an Option granted pursuant to and in compliance with Section 7.2.

(t)“Nonqualified Stock Option” means an Option granted pursuant to Section 7.1 that is not intended to be an Incentive Stock Option.

(u)“Option” means a right granted to a Participant pursuant to Article 7. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(v)“Participant” means a person who has been granted an Award.

(w)“Performance Cash” means a right granted to a Participant pursuant to Section 11.3.

(x)“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(y)“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(z)“Performance Share” means a right granted to a Participant pursuant to Section 11.1.

(aa)“Performance Unit” means a right granted to a Participant pursuant to Section 11.2.

(bb)“Plan” means this Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan, as it may be amended from time to time.

(cc)“Prior Plans” means the 2012 Plan, Company’s 2004 Omnibus Stock Option Plan, the Company’s 1996 Nonqualified Stock Option Plan, and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.

(dd)“Restricted Stock” means Stock granted to a Participant pursuant to Section 9.1.

(ee)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9.2.

(ff)“Securities Act” means the Securities Act of 1933, as amended. All references to the Securities Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.

(gg)“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Subsidiaries due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Subsidiaries to an amount that is less than 20% of the average level of bona fide services the Participant provided to the Company and all Subsidiaries in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A‑1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed 6 months, or if longer, so long as the Participant’s right to reemployment with the Company or a Subsidiary is provided either by statute or contract). If the Participant’s period of leave exceeds 6 months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such 6-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.

In the case of a non-employee member of the Board, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A‑1(h).

(hh)“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).

(ii)“Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.

(jj)“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8.

(kk)“Stock Grant Award” means the grant of Stock to a Participant pursuant to Section 10.1.

(ll)“Stock Unit” means a right granted to a Participant pursuant to Section 10.2.

(mm)“Subsidiary” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; or (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Treasury Regulation Section 1.414(c)-2.

(nn)“Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Subsidiary, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

ACCELERATE DIAGNOSTICS, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
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Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
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THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Thomas D. Brown
02) Wayne C. Burris
03) Louise L. Francesconi
04) Hany Massarany
05) Mark C. Miller
06) John Patience
07) Jack Phillips
08) Jack Schuler
09) Matthew Strobeck, Ph.D.
10) Frank J.M. ten Brink
11) Charles Watts, M.D.

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Investor Address Line 2
Investor Address Line 3
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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0000551812_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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ACCELERATE DIAGNOSTICS, INC.
Annual Meeting of Shareholders
May 12, 2022 10:30 AM (Mountain Daylight Time)
This proxy is solicited by the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 12, 2022 and the Proxy Statement and appoints Jack Phillips as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ACCELERATE DIAGNOSTICS, INC., a Delaware corporation (the "Company"), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 12, 2022, at 10:30 AM, Mountain Daylight Time, online at www.virtualshareholdermeeting.com/AXDX2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000551812_2 R1.0.0.24